UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
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PNM Resources, Inc. 414 Silver Ave. SW Albuquerque, NM 87102-3289 www.pnmresources.com

NOTICE OF 2015 ANNUAL MEETING OF SHAREHOLDERS

To Our Shareholders:

The 2015 annual meeting of shareholders of PNM Resources, Inc. will be held as follows:

DATE AND TIME:	Tuesday, May 12, 2015, at 9:00 a.m. MDT
PLACE:	PNM Resources, Inc. Corporate Headquarters - 4th Floor 414 Silver Avenue SW Albuquerque, New Mexico (map to meeting location included on back of proxy statement)
WHO CAN VOTE:	You may vote if you were a shareholder of record as of the close of business on March 23, 2015.
ITEMS OF BUSINESS:
(1) Elect nine (9) directors.

(2) Ratify appointment of KPMG LLP as independent public accountants for 2015.

(3) Approve, on an advisory basis, the compensation of our named executive officers.

(4) Consider any other business properly presented at the meeting.

VOTING:
On March 31, 2015, we began mailing to our shareholders either (1) a Notice of Internet Availability of Proxy Materials which indicates how to access our proxy materials on the Internet or (2) a printed copy of our proxy materials.

After reading the proxy statement, please promptly vote by telephone or Internet or by signing and returning the proxy card so that we can be assured of having a quorum present at the meeting and so your shares may be voted in accordance with your wishes. See the questions and answers in our proxy statement about the meeting (including how to listen to the meeting by webcast), voting your shares, how to revoke a proxy, how to vote shares in person and attendance information.

By Order of the Board of Directors Patricia K. Collawn Chairman, President and Chief Executive Officer
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 12, 2015:
This Notice of Annual Meeting; our 2015 proxy statement; our 2014 Annual Report on Form 10-K; a shareholder letter from Patricia K. Collawn, our Chairman, President and CEO; and stock performance graph are available at www.proxyvote.com and http://www.pnmresources.com/asm/annual-proxy.cfm.

TABLE OF CONTENTS

Cover	Notice of 2015 Annual Meeting of Shareholders
i	Table of Contents
ii	Glossary
v	Proxy Summary
1	Questions and Answers About the Annual Meeting and Voting
6	Information About Our Corporate Governance
6	Corporate Governance Principles
6	Code of Ethics
7	Director Independence
7	Majority Voting for Directors
7	Board Leadership Structure and Lead Director
8	Board’s Role in Risk Oversight
8	Communication with the Board
9	Director Service Policy
9	Equity Compensation Awards Policy
9	Related Person Transaction Policy
9	Insider Trading Policy Includes No Hedging or Pledging
10	Additional Information About Our Board and Board Committees
10	Board Meetings
10	Board Committees and their Functions
13	Director Compensation
16	Ownership of Our Common Stock
16	Five Percent Shareholders
17	Executive Officers and Directors
18	Section 16(a) Beneficial Ownership Reporting Compliance
18	Proposal 1: Elect Nine Directors
18	General Information
18	Directors Nominated This Year
22	Audit and Ethics Committee Report
23	Independent Auditor Fees
24	Proposal 2: Ratify Appointment of Independent Public Accountants
24	Proposal 3: Advisory Vote to Approve Compensation of Named Executive Officers
26	Executive Compensation
26	Compensation Discussion and Analysis
40	Compensation and Human Resources Committee Report
41	Summary of 2014 NEO Compensation
60	Equity Compensation Plan Information
A-1	Appendix A: 2014 Benchmark Data

i

GLOSSARY OF TERMS USED IN THIS PROXY

After-Tax Plan	PNM Resources, Inc. After-Tax Retirement Plan
AIP or Annual Incentive Plan	PNM Resources, Inc. Officer Annual Incentive Plan, detailing measurements and metrics for the calendar year 2014
Annual Meeting	Annual Meeting of PNM Resources, Inc. shareholders, to be held on May 12, 2015
Audit Committee	Audit and Ethics Committee of the Board
Board	Board of Directors of PNM Resources, Inc.
CD&A	Compensation Discussion and Analysis beginning on page 26
CEO	PNM Resources, Inc. Chief Executive Officer
CFO	PNM Resources, Inc. Chief Financial Officer
Compensation Committee	Compensation and Human Resources Committee of the Board
COO	PNM Resources, Inc. Chief Operating Officer
Company, PNMR or PNM Resources	PNM Resources, Inc.
Dodd-Frank Act	Dodd-Frank Wall Street Reform and Consumer Protection Act
ESA
PNM Resources, Inc. Executive Spending Account Plan, which allows PNM Resources, Inc. Officers to receive reimbursement for income tax preparation, financial management and counseling services, estate planning, premiums for life and other insurance and travel expenses related to medical or financial planning services

ESP	PNM Resources, Inc. Executive Savings Plan, adopted in 1998. On December 17, 2008, this plan was merged into PNM Resources, Inc. Executive Savings Plan II
ESP II	PNM Resources, Inc. Executive Savings Plan II
EVP	PNM Resources, Inc. Executive Vice President
FASB ASC Topic 718	Financial Accounting Standards Board Accounting Standards Codification Topic 718 (Compensation - Stock Compensation)
FFO/Debt Ratio
Non-GAAP performance measure calculated for the purpose of determining certain long-term equity awards, as described in the CD&A. Equals PNMR’s funds from operations for the fiscal year divided by PNMR’s total debt outstanding (including certain long-term leases and unfunded pension plan obligations) as of the end of the fiscal year. Funds from operations are equal to the amount of PNMR’s net cash flow from operating activities (as reflected on the Consolidated Statement of Cash Flows) adjusted by the following items: (1) including amounts received by PNMR as principal payments on the Palo Verde Nuclear Generating Station lessor notes, (2) including amounts attributable to principal payments on imputed debt from long-term leases, (3) excluding changes in certain of PNMR’s current assets and liabilities, as well as bad debt expense, (4) excluding the impacts of the Valencia Energy Facility consolidation, (5) excluding the impact of capitalized interest, and (6) excluding any contributions to the PNMR and TNMP qualified pension plans. The FFO/Debt Ratio levels are not necessarily identical to any earnings outlook or guidance that may be announced by the Company and are designed to ensure that award payments are not artificially inflated or deflated

Finance Committee	Finance Committee of the Board
GAAP	Generally Accepted Accounting Principles
GPBA Table	Grants of Plan Based Awards Table beginning on page 46

GLOSSARY OF TERMS USED IN THIS PROXY

Incentive EPS
Non-GAAP adjusted earnings per share performance measure calculated for the purpose of determining awards under the AIP in accordance with the AIP for the applicable year. Incentive EPS is corporate earnings per share, excluding certain non-recurring items that do not factor into ongoing earnings. Incentive EPS levels are not necessarily identical to any earnings outlook or guidance that may be announced by the Company and are designed to ensure that award payments are not artificially inflated or deflated. For 2014, Incentive EPS of $1.48 equals net earnings attributable to PNMR per common share (as reflected on the Consolidated Statements of Earnings) of $1.45 adjusted to exclude (i) $(0.05) per share attributable to the mark-to-market impact of economic hedges, (ii) $0.01 per share attributable to net change in unrealized impairments of certain securities, (iii) $0.01 per share attributable to regulatory disallowances, (iv) $0.01 per share attributable to loss from the San Juan Coal Company arbitration and (v) $0.05 per share attributable to the loss, impairment, or write-up of any deferred tax asset or liability that was recognized in a prior tax year, but that was revalued in the current year due to a current year change in state or federal law. For 2013, Incentive EPS of $1.41 equals net earnings attributable to PNMR per common share (as reflected on the Consolidated Statements of Earnings) of $1.25 adjusted to exclude (i) $(0.01) per share attributable to the mark-to-market impact of economic hedges, (ii) $(0.01) per share attributable to net change in unrealized impairments of certain securities, (iii) $0.09 per share attributable to regulatory disallowances, (iv) $0.02 per share attributable to losses on reacquired debt and (v) $0.07 per share attributable to the loss, impairment or write-up of any deferred tax asset or liability that was recognized in a prior tax year, but that was revalued in the current year due to a current year change in state or federal law. Incentive EPS herein refers to 2014 unless otherwise stated

KPMG	KPMG LLP
LTIP or Long-Term Incentive Plan	Long-Term Incentive Plan detailing measurements and metrics for specific plan years within the scope of the governing PEP
NEO(s) or named executive officer(s)	Named Executive Officers of PNM Resources, Inc. consisting of our five most highly compensated executive officers, including the CEO and CFO
Nominating Committee	Nominating and Governance Committee of the Board
Notice	Notice of Internet Availability of Proxy Materials
NYSE	New York Stock Exchange
Officer(s)	PNM Resources, Inc. Officer(s)
OSHA	Occupational Safety & Health Administration
Pay Governance	Pay Governance LLC, the compensation consultant currently retained by the Compensation Committee and the Nominating Committee
PEP	A general reference to the applicable form of the Company's performance equity plan, which covers incentive compensation awards to certain employees and non-employee directors
PNM	Public Service Company of New Mexico, a wholly owned subsidiary of PNM Resources, Inc.
PNM Resources, PNMR or Company	PNM Resources, Inc., which trades on the NYSE under the symbol “PNM”
PNMR Peer Group	Utility and energy companies comprising the PNMR director and executive compensation peer group listed on page 36
PS	Performance share award opportunity granted
Retention Plan	PNM Resources, Inc. Officer Retention Plan
RSA	Time-vested restricted stock right award
RSP	PNM Resources, Inc. Retirement Savings Plan, a 401(k) plan

GLOSSARY OF TERMS USED IN THIS PROXY

Say-on-Pay	PNM Resources shareholders’ advisory vote on executive compensation
S&P	Standard & Poor's Financial Services LLC
SAR	Stock Appreciation Right
SEC	United States Securities and Exchange Commission
SCT	Summary Compensation Table beginning on page 41
Severance Plan	PNM Resources, Inc. Non-Union Severance Pay Plan
SVP	PNM Resources, Inc. Senior Vice President
Tax Code	Internal Revenue Code of 1986, as amended
TNMP	Texas-New Mexico Power Company, an indirect wholly owned subsidiary of PNMR
TCC or Total Cash Compensation	Total Cash Compensation, which consists of the total of base salary and short-term cash incentives
TDC or Total Direct Compensation	Total Direct Compensation, which consists of base salary, short-term incentives and all long-term incentives (equity grants, performance-based grants)
TSR or Total Shareholder Return	A comparison over time of share price appreciation and dividends paid to show the total return to the shareholder. TSR = (Priceend – Pricebegin + Dividends) / Pricebegin
Towers Watson	Towers Watson & Co., the compensation consultant retained by PNMR management
2014 Benchmark Data
The compensation data from companies included in (1) the PNMR Peer Group and (2) the 2013 Towers Watson U.S. CDB General Industry Executive Database of similarly sized companies (companies with revenue of $1 billion - $3 billion), weighted respectively at 75% and 25%, to derive the weighted median. The two compensation databases provide information on TCC, the expected value of long-term incentives and TDC. The companies in the 2014 Benchmark Data for the 2013 Towers Watson U.S. CDB General Industry Executive Database are listed in Appendix A

2015 Benchmark Data
The compensation data from companies included in (1) the PNMR Peer Group and (2) the 2014 Towers Watson U.S. CDB General Industry Executive Database of similarly sized companies (companies with revenue of $1 billion - $3 billion), weighted respectively at 75% and 25%, to derive the weighted median. The two compensation databases provide information on TCC, the expected value of long-term incentives and TDC. The companies in the 2015 Benchmark Data for the 2014 Towers Watson U.S. CDB General Industry Executive Database will be listed in the appropriate appendix in the 2016 proxy statement

PROXY SUMMARY
The following summary highlights information contained elsewhere in this proxy statement. The summary does not contain all of the information that you should consider and should not be a substitute for reading the entire proxy before voting. Page references are provided for your convenience in locating detailed information.

GOVERNANCE HIGHLIGHTS (page 6)

The Company believes good governance is integral to achieving long-term shareholder value. We are committed to governance policies and practices that serve the interests of the Company and its shareholders. The Board of Directors monitors developments in governance best practices to assure that it continues to meet its commitment to thoughtful and independent representation of shareholder interests. The following table summarizes certain corporate governance practices and facts:

✓ Independent non-employee directors	✓ Gender, ethnic and experience-diverse Board
✓ Annual election of all directors	✓ Share ownership guidelines for executives and directors
✓ Annual Board and Committee self-evaluation process	✓ Independent directors meet without management present
✓ Majority voting for all directors	✓ Prohibition of hedging Company securities ✓ Prohibition of pledging of Company securities by directors and executive officers, including the NEOs

VOTING MATTERS
The following table summarizes the proposals to be considered at the Annual Meeting and the Board’s voting recommendation with respect to each proposal.

		Board vote recommendation	See page number for more detail
Management Proposals
PROPOSAL 1	Elect nine (9) directors	FOR each nominee	18
PROPOSAL 2	Ratify independent auditors	FOR	24
PROPOSAL 3	Advisory vote to approve NEO compensation	FOR	24
Nominees for Director (page 18)
The following table summarizes information about each director nominee. Each director is elected annually. Detailed background and other information about each director can be found beginning on page 18.

v

Name	Age	Director Since	Occupation / Experience	Independent	PNMR Committees	Other Public Company Boards
Adelmo E. Archuleta	64	2003	President and Owner, Molzen-Corbin & Associates, Inc.	✓	Finance Nominating
Patricia K. Collawn	56	2010	Chairman, President and CEO, PNM Resources, Inc.			CTS Corporation
E. Renae Conley	57	2014	Chief Executive Officer, ER Solutions, LLC,	✓	Finance Compensation
Alan J. Fohrer	64	2012	Retired Chairman and CEO, Southern California Edison	✓	Audit Compensation (Chair)	TransAlta Corporation
Sidney M. Gutierrez (New Director Nominee)	63	N/A	Chairman and CEO, Rocket Crafters Inc.	✓	N/A
Maureen T. Mullarkey	55	2014	Partner, Blue Heron Investments, LLC	✓	Audit (Chair) Nominating
Robert R. Nordhaus	78	2007	Partner, Van Ness Feldman, LLP, Attorneys at Law	✓	Compensation Nominating (Chair)
Donald K. Schwanz	70	2008	Retired Chairman and CEO, CTS Corporation	✓	Audit Finance (Chair)	Multi-Fineline Electronix, Inc.
Bruce W. Wilkinson (Lead Director)	70	2010	Retired Chairman and Chief Executive Officer, McDermott International, Inc.	✓	Audit Finance	Cameron International Corporation
Auditors (page 24)
We ask that our shareholders ratify the selection of KPMG as our independent registered public accounting firm for the year ending December 31, 2015. Below is summary information about KPMG’s fees for services provided in fiscal years 2014 and 2013.

Type of Fees (in Thousands)	2014	2013
Audit Fees	$1,701	$1,418
Audit-related Fees	—	—
Tax Fee	—	—
All Other Fees	—	—
TOTAL FEES	$1,701	$1,418
NEO Compensation Advisory Vote (page 24)
In 2014, shareholders continued their strong support of our executive compensation programs with 97.8% of the votes cast for approval of the Say-on-Pay proposal at the 2014 Annual Meeting of Shareholders. The Compensation Committee continues to examine our executive compensation program to ensure alignment between the interests of our executives and shareholders. We ask that our shareholders approve, on an advisory basis, the compensation of our NEOs described in this proxy statement.
For additional information, see the Executive Compensation section, including the CD&A and compensation tables, of this proxy statement.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

1.    Why did I receive these proxy materials?

You are receiving these materials because you owned shares of our common stock as of March 23, 2015, and are therefore eligible to vote at the Annual Meeting. This proxy statement summarizes the information you need to know to vote at the Annual Meeting. For a list of terms defined and used in this proxy statement, see the Glossary beginning on page ii.

After reading the proxy statement, please promptly vote by telephone or Internet or by signing and returning the proxy card so that we can be assured of having a quorum present at the meeting and so your shares may be voted in accordance with your wishes. You do not need to attend the Annual Meeting to vote your shares.

2.    What is included in these proxy materials?

These proxy materials include:

•	Notice of Annual Meeting;

•	Our proxy statement for the Annual Meeting;

•	Our 2014 Annual Report on Form 10-K, which includes our consolidated financial statements;

•	A shareholder letter from Patricia K. Collawn, our Chairman, President and CEO, and the stock performance graph.

If you requested printed versions of these materials by mail, these materials also include the proxy card for the Annual Meeting. Proxy materials are available at:
www.proxyvote.com and http://www.pnmresources.com/asm/annual-proxy.cfm.

3.    Why did I receive a one-page notice in the mail regarding Internet availability of proxy materials instead of printed proxy materials?

Most shareholders received a Notice of Internet Availability of Proxy Materials (the “Notice”) instead of a full set of printed proxy materials. The Notice provides access to proxy materials in a fast and efficient manner via the Internet. This reduces the amount of paper necessary to produce these materials, as well as costs associated with mailing these materials to shareholders.

On March 31, 2015, (1) we began mailing to our shareholders either (a) the Notice (which indicates how to access our proxy materials on the Internet) or (b) a printed copy of our proxy materials and (2) posted our proxy materials on the website referenced in the Notice.

All shareholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. The Notice includes instructions on how to access the proxy materials over the Internet or how to request proxy materials in printed form by mail or electronically by email for this meeting and on an ongoing basis. Pursuant to applicable law, beneficial owners of shares held in the RSP (our 401(k) plan for employees) will automatically receive paper copies of the proxy materials by mail instead of the Notice. In addition, shareholders who previously requested printed proxy materials or electronic materials on an ongoing basis received the materials in the format requested.

4.    How may I obtain copies of the Annual Report on Form 10-K?

As stated above and reflected in the Notice, our Annual Report on Form 10-K for the year ended December 31, 2014 (previously filed with the SEC), was made available to shareholders beginning on March 31, 2015. Copies of the Annual Report on Form 10-K are available without charge upon written request to Jimmie Blotter, Director, Investor Relations and Shareholder Services, Corporate Headquarters, Mail Stop 0905, Albuquerque, New Mexico 87158, or electronically at www.pnmresources.com (under Investors). You may also obtain our SEC filings through the Internet at www.pnmresources.com (under Investors) or www.sec.gov.

5.    Who may vote at the Annual Meeting?

You may vote all of the shares of our common stock that you own at the close of business on March 23, 2015, the record date. On the record date, PNM Resources had 79,653,624 shares of common stock outstanding that are entitled to be voted at the Annual Meeting. You may cast one vote for each share of common stock held by you on all matters presented at the Annual Meeting.

6.    What proposals will be voted on at the Annual Meeting?

The following three proposals will be considered and voted on at the Annual Meeting:

Proposal	Description of Proposal	Proposal discussed on following pages:	Board Recommendation
PROPOSAL 1	Elect nine (9) directors	18 - 21	FOR
PROPOSAL 2	Ratify appointment of KPMG LLP as independent public accountants for 2015	24	FOR
PROPOSAL 3	Approve, on an advisory basis, our NEO compensation	24 - 25	FOR

7.    Will any other business be conducted at the Annual Meeting or will other matters be voted on?

As of the date of this proxy statement, we are unaware of any other matter (other than the above three proposals listed in the Notice of Annual Meeting of Shareholders) that may be properly presented at the Annual Meeting. If any other matter is properly presented for consideration at the meeting, including consideration of a motion to adjourn the meeting to another time or place, the proxy committee will vote on the matter in accordance with its judgment. Shareholders attending the meeting will directly vote on any such matters.

8.    How do I vote my shares?

For your convenience, we have established four easy methods for voting shares held in your name:

By Internet:
Access www.proxyvote.com and follow the instructions.
(You will need the control number on your Notice or on the requested paper proxy card to vote your shares.)

Shareholders voting through the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies that must be paid by the shareholder.

By Telephone:
For automated telephone voting, call 1-800-690-6903 (toll free) from any touch-tone telephone and follow the instructions. (You will need the control number on your Notice or on the requested paper proxy card to vote your shares.)

By Mail:	Request delivery of the proxy statement and proxy card by mail and then simply return your executed proxy card in the enclosed postage-paid envelope.
In Person:	You can attend and cast your vote at the Annual Meeting.

Your shares will be voted in the manner you indicate. The telephone and Internet voting systems are available 24 hours a day. They will close at 11:59 p.m. Eastern Time on May 11, 2015. Please note that the voting deadline is earlier for voting shares held in our RSP, as described below under question 15.

9.    What constitutes a quorum and why is a quorum required?

A quorum of shareholders is necessary to conduct business at the Annual Meeting. If at least a majority of all of the PNM Resources common stock outstanding on the record date is represented at the Annual Meeting, in person or by proxy (by voting by telephone or on the Internet or by properly submitting a proxy card or voting instruction form by mail), a quorum will exist. Abstentions, withheld votes and broker non-votes will be counted as present for quorum purposes.

10.    What vote is required to approve each proposal?

The existence of a quorum and the following votes are required for approval of each proposal at the Annual Meeting:

Proposal	Affirmative Vote Requirement	Effect of Abstentions and Broker Non-Votes (See Questions 16-18 below)
PROPOSAL 1 Elect nine (9) Directors	Majority of shares present, in person or by proxy, and entitled to vote on the matter
Votes may be cast in favor or withheld from each director nominee. Abstentions and withheld votes have the effect of a vote against the nominee. Broker non-votes will not be counted in calculating voting results.

PROPOSAL 2 Ratify Auditors	Majority of shares present, in person or by proxy, and entitled to vote on the matter	Abstentions have the effect of a vote against the matter. Brokers may vote your “street name” shares on this routine matter without your instructions.
PROPOSAL 3 Advisory vote to approve NEO Compensation	Majority of shares present, in person or by proxy, and entitled to vote on the advisory matter	Abstentions have the effect of a vote against the matter, while broker non-votes will not be counted in calculating voting results.

11.    What is a proxy?

A proxy is your legal designation of another person (the “proxy”) to vote on your behalf. By voting by telephone or the Internet, or by completing and mailing a printed proxy card, you are giving the proxy committee appointed by the Board, A. E. Archuleta, E. R. Conley and D. K. Schwanz, the authority to vote your shares in the manner you indicate. If you are a shareholder of record and sign and return your proxy card without indicating how you want your shares to be voted, or if you vote by telephone or Internet in accordance with the Board of Directors’ voting recommendations, the proxy committee will vote your shares as follows:

•	FOR the election of the nine (9) directors nominated;

•	FOR ratification of the appointment of KPMG LLP as independent public accountants for 2015; and

•	FOR the resolution approving the compensation of our NEOs, on an advisory basis, as disclosed in this proxy statement.

If you hold your shares in “street name” and do not provide specific voting instructions to your broker, a “broker non-vote” will result with respect to Proposals 1 and 3. More information about the implications of holding your shares in street name and broker non-votes is set forth in answers to questions 10, 13 and 16-18.

12.    Can I change my vote or revoke my proxy?

Yes. Any subsequent vote by any means will change your prior vote. The last vote actually received before the Annual Meeting will be the one counted. You may also revoke your proxy by voting in person at the Annual Meeting.

13.    What is the difference between a “shareholder of record” and a “street name” holder?

These terms describe how your shares are held. If your shares are registered directly in your name with Computershare, the Company’s transfer agent, you are a “shareholder of record” with respect to those shares and the Notice was sent directly to you by PNM Resources.

If your shares are held in the name of a broker, bank, trust or other nominee as a custodian, you are a “street name” holder and the Notice would have been forwarded to you by that organization. As a beneficial owner, you have the right to direct that organization on how to vote the shares held in your account. If you wish to attend the Annual Meeting and vote in person, you must obtain a legal proxy from the organization that holds your shares. Please contact that organization for instructions regarding obtaining a legal proxy.

14.    Why did I receive more than one proxy card or notice?

You will receive multiple proxy cards or Notices if you hold your shares in different ways (e.g., joint tenancy, trusts, custodial accounts) or in multiple accounts. Each Notice and proxy card that you receive will contain a specific “control number” with the relevant information to vote the specific shares at issue. Note that the proxy card or Notice for shares registered in your name will include any shares you may hold in the PNMR Direct Plan, a dividend reinvestment and stock purchase plan. If your shares are held by a broker (i.e., in “street name”), you will receive a Notice on how to obtain your proxy materials and vote from your broker. You should vote according to the instructions on each Notice you receive and vote on, sign and return each proxy card you receive.

15.	How do I vote my RSP shares?

If you participate in the RSP, our 401(k) plan for our employees, and shares have been allocated to your account under the PNMR Stock Fund investment option, you will receive the following materials by mail:

•	the proxy materials; and

•	a separate vote authorization form and voting instructions for these RSP shares from the PNMR Corporate Investment Committee.

Please use the RSP vote authorization form to vote your RSP shares by telephone, Internet or mail. To allow sufficient time for the record holder of the RSP shares, The Vanguard Fiduciary Trust Company, to vote these shares, your voting instructions must be received by 11:59 p.m. Eastern Time on May 8, 2015.

16.	What happens if I don’t give my broker voting instructions for my “street name” shares?

You will receive proxy materials directly from your broker if your shares are not registered in your name, but are held by your broker as your “street name” shares. If you do not give your broker voting instructions, your brokerage firm may only vote your “street name” shares on certain “routine” matters. When a brokerage firm votes its customers’ unvoted shares on routine matters, these shares are counted to determine if a quorum exists to conduct business at the meeting. Ratification of the appointment of KPMG as independent public accountants for 2015 is considered the only routine matter for which brokerage firms may vote your shares without your voting instructions.

17.	What is a broker non-vote?

A broker non-vote occurs when a broker is not permitted under NYSE rules to vote on a “non-routine” matter without instructions from the beneficial owner of the shares and no instruction is given. “Non-routine” matters include the election of directors, actions relating to equity compensation plans and actions relating to executive compensation (including Say-on-Pay shareholder advisory votes). Thus, your “street name” shares cannot be voted on Proposals 1 and 3 without receipt of your voting instructions.

We encourage you to provide instructions to your broker by giving your proxy. This ensures that your shares will be voted in accordance with your wishes on all matters at the Annual Meeting.

18.    How are votes withheld, abstentions and broker non-votes treated?

As discussed in questions 9 and 10, votes withheld and abstentions are deemed as present at the Annual Meeting, are counted for quorum purposes and will have the same effect as a vote against matters requiring a majority of shares present and entitled to vote on the matter. Broker non-votes, if any, while counted for general quorum purposes, are not deemed to be present with respect to any matter for which a broker does not have authority to vote and so do not have any effect on proposals which require a majority of shares present and entitled to vote on the matter.

19.    Who may attend the Annual Meeting?

Attendance is limited to shareholders of record or their legal proxy holder and beneficial owners as of March 23, 2015. If your shares are held in the name of your broker, bank, or other nominee, please bring an account statement or letter from the nominee indicating that you are the beneficial owner of the shares as of March 23, 2015. In all cases, valid photo identification is also required. A map of the meeting location and parking directions are contained on the back of this proxy statement. Rules of the meeting will be printed on the back of the agenda that will be given to you at the meeting.

20.    May I listen to the Annual Meeting by Webcast?

Yes. Shareholders may listen to the Annual Meeting by webcast at: www.virtualshareholdermeeting.com/pnm2015

While any member of the public may listen to the Annual Meeting by webcast, only verified shareholders will be able to submit questions via the webcast to a moderator during the meeting. New Mexico law does not allow shareholders who do not attend the meeting in person to vote during the Annual Meeting. Thus, shareholders who listen to the Annual Meeting by webcast will be unable to vote during the Annual Meeting, so please vote before the Annual Meeting if you are unable to attend the meeting in person.

21.    Can I vote my shares in person at the Annual Meeting?

If you are a “shareholder of record,” you may vote your shares in person at the Annual Meeting. If you hold your shares in “street name,” you must obtain a proxy from your broker, banker, trustee or nominee, giving you the right to vote the shares at the Annual Meeting.

22.    Who pays the cost of this proxy solicitation?

The enclosed proxy is being solicited on behalf of PNM Resources’ Board of Directors. This solicitation is being made by mail, but also may be made in person, by telephone or via the Internet. The Company has hired Georgeson, Inc. (“Georgeson”) to assist in the solicitation for an estimated fee of $8,500 plus any out-of-pocket expenses. PNM Resources will pay all costs related to solicitation. Broadridge Investor Communication Solutions, Inc. (“Broadridge”) is tabulating the vote and providing the webcast hosting services for listening to the Annual Meeting.

23.    Is this proxy statement the only way that proxies are being solicited?

No. As stated above, the Company has retained Georgeson to aid in the solicitation of proxies. In addition to mailing these proxy materials, certain directors, officers or employees of the Company may solicit proxies by telephone, facsimile, e-mail or personal contact. They will not be specifically compensated for doing so.

24.    Where can I find voting results of the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. The final voting results will be tallied by the inspectors of election and published in the Company’s Current Report on Form 8-K filed with the SEC within four business days after the date of the Annual Meeting. Such results will also be published on our website at www.pnmresources.com.

25.    What are the deadlines and procedures to propose actions for consideration or to nominate individuals to serve as directors at the 2016 Annual Meeting?

If you want PNM Resources to consider including a proposal in our 2016 proxy statement and form of proxy next year, you must submit the proposal to us in accordance with applicable rules of the SEC and Article I, Section 4(d) of our bylaws, and your proposal must be received at our principal executive offices no later than the close of business (5:00 p.m. Mountain Standard Time) on December 2, 2015.

We strongly encourage any shareholder interested in submitting a proposal to contact our Corporate Secretary in advance of this deadline to discuss the proposal, and shareholders may want to consult knowledgeable counsel regarding the detailed requirements of applicable securities laws. Submitting a shareholder proposal does not guarantee that we will include it in our proxy statement.

In addition, even if you do not want the proposal to be included in our next year’s proxy statement and form of proxy, under our bylaws, any shareholder intending to nominate a candidate for election to the Board or to propose any business at our 2016 annual meeting must give notice to our Corporate Secretary no later than the close of business (5:00 p.m. Mountain Standard Time) on

December 2, 2015. The notice must include information specified in Article I, Section 4(d) of our bylaws, including information concerning the nominee or proposal, as the case may be, and information about the shareholder’s ownership of and agreements related to our stock. For information on recommending individuals for consideration as nominees, see page 12 of this proxy statement. We will not entertain any proposals or nominations at the Annual Meeting that do not meet the requirements set forth in our bylaws.

Shareholder proposals should be delivered to or mailed and received by us on or before the above dates addressed to:    Corporate Secretary, PNM Resources, Inc., 414 Silver Avenue SW, MS-1245, Albuquerque, NM 87102-3289.

If you would like a copy of the procedures for submitting shareholder proposals contained in our bylaws, please contact:    Assistant Corporate Secretary, PNM Resources, Inc., 414 Silver Avenue SW, MS-1275, Albuquerque, NM 87102-3289, 505-241-2205.

For next year’s Annual Meeting of Shareholders, the persons appointed by the proxy to vote shareholders’ shares will vote those shares according to their judgment on any shareholder proposal that PNM Resources receives after December 2, 2015. If the shareholder does not also comply with the requirements of Rule 14a-4(c)(2) under the Securities Exchange Act of 1934, as amended, we may exercise discretionary voting authority under proxies that we solicit to vote in accordance with our judgment on any such shareholder proposal or nomination.

26.    Whom should I call with other questions?

If you have any further questions about voting your shares or attending the Annual Meeting, please call Shareholder Services at 505-241-2868.

INFORMATION ABOUT OUR CORPORATE GOVERNANCE

Corporate Governance Principles

In recognition of the importance of governance to the proper management of the Company, the Board has organized the various governance policies adopted and practiced over the years into a consolidated Corporate Governance Principles document so that investors, employees, customers, regulators and the community may be aware of the policies followed by the Company. These principles have been approved by the full Board after analysis of policy considerations and peer benchmarks. With the goal of incorporating evolving best corporate governance principles, the Board requires the Nominating Committee to review the principles at least annually and recommend changes from time to time for consideration and adoption by the full Board.

The Corporate Governance Principles document can be found on PNM Resources’ website at www.pnmresources.com (under Corporate Governance). The principles document sets forth key practices and addresses the following:

Responsibilities of the Board Process for Director Nominations Director Qualifications Director Independence Planning/Oversight Functions	Stock Ownership Guidelines Director Service Director Compensation Leadership Structure Conflicts of Interest
Code of Ethics

The Company has adopted a code of ethics, Do the Right Thing-Principles of Business Conduct, which applies to all directors, Officers (including the principal executive officer, principal financial officer and principal accounting officer) and employees. Do the Right Thing is available in print to any shareholder who requests it by writing to the Ethics and Governance Department, PNM Resources, Inc., 414 Silver Avenue SW, MS-1285, Albuquerque New Mexico 87102-3289. Do the Right Thing is also available on our website at www.pnmresources.com (under Corporate Governance). The Company will post any amendments to or waivers from its code of ethics (to the extent applicable to the Company’s executive officers and directors) at this location on its website.

Concerns relating to financial statement disclosures, accounting, internal accounting controls, or auditing matters and other matters involving violations of law are handled in accordance with the complaint procedures, adopted by the Audit Committee, that are posted on the Company’s website at www.pnmresources.com (under Corporate Governance). The Company also established an anonymous/confidential hotline through which employees and others may report concerns about the Company’s business practices.

Director Independence

In accordance with the Company’s Corporate Governance Principles, the Board has affirmatively determined that all current directors and the director nominees are independent of PNM Resources and its management (with the exception of Ms. Patricia K. Collawn). Ms. Collawn is considered an inside director because of her employment as the President and CEO of the Company.

In determining the independence of the eight non-employee members of the Board, the Board examined all direct and indirect relationships of these non-employee directors with the Company and determined that all such relationships complied with the specific independence criteria under applicable law, including the NYSE listing standards. In addition, the only direct or indirect relationships between PNM Resources and each current non-employee director nominee consisted of service on the Board or a Board committee, being a shareholder or a retail utility customer of the Company, or were indirect relationships that were determined to be immaterial in amount and significance. Likewise, the Board had affirmatively determined that at all times while serving on the Board, former Board members Julie A. Dobson and Bonnie S. Reitz were independent of PNM Resources and its management.

Majority Voting for Directors

Our articles of incorporation and bylaws provide for the annual election of directors. As discussed on page 3, each director must receive the affirmative vote of a majority of our shares of common stock represented at the meeting and entitled to vote on the election.

Our Corporate Governance Principles also provide that any nominee in an uncontested election who does not receive the required affirmative majority vote must promptly submit his or her resignation for consideration by the Nominating Committee which shall make a recommendation to the full Board within a reasonable period of time. The director whose resignation is under consideration will abstain from participating in the Nominating Committee’s recommendation and the Board’s decision on this matter. If a resignation is not accepted by the Board, the director may continue to serve. Directors added to the Board during the course of the year will stand for election at the next annual meeting of shareholders.

In addition to the annual election of directors, the Board’s accountability to shareholders is enhanced by:

•	the rigorous nomination process conducted by the Nominating Committee (which includes consideration of director candidates proposed by shareholders) and

•	the Board’s policy that a substantial majority of the Board be independent and that all Board committees consist of independent members.

Board Leadership Structure and Lead Director

We believe the Company and its shareholders are best served by a Board that has the flexibility to establish a leadership structure that fits the needs of the Company at a particular point in time. Under the Company’s Corporate Governance Principles and bylaws, the Board has the authority to combine or separate the positions of Chairman and CEO, as well as to determine whether, if the positions are separated, the Chairman should be an employee, non-employee, or an independent director.

The Board believes the most effective leadership structure for the Company at this time is one with a combined Chairman and CEO coupled with an independent lead director. The Chairman is Patricia K. Collawn, our President and CEO. Combining the roles of Chairman and CEO: 1) enhances the Board’s ability to provide strategic direction and communicate clearly and effectively with management; and 2) avoids creating a structure that would only duplicate the work of our lead director. Ms. Collawn’s knowledge of our utilities and our industry and her experience successfully navigating our Company out of the competitive businesses and through a challenging period make her best suited to speak as Chairman and CEO and provide strong unified leadership for PNM Resources.
The position of lead director and role of our Board committees (comprised entirely of independent directors) are designed to promote strong, independent oversight of our management and affairs. Our lead director, Mr. B. W. Wilkinson, performs the following functions:

•	approves Board meeting agendas and information sent to the Board;

•	approves meeting schedules to ensure sufficient time for discussion of all agenda items;

•	chairs all meetings of the independent directors, including executive sessions of the independent directors, and presides at all meetings of the Board in the absence of the Chairman;

•	works with committee chairs to ensure coordinated coverage of Board responsibilities;

•	ensures the Board is organized properly and functions effectively, independent of management;

•	in consultation with the Board, is authorized to retain independent advisors and consultants on behalf of the Board;

•	facilitates the annual self-evaluation of the Board and Board committees;

•	serves as a liaison for communications between (1) management and the independent directors and (2) the Board and the Company’s shareholders and other interested parties; and

•	performs such other duties as the Board may from time to time delegate.

The lead director is elected by the independent directors who review the role and functions of the lead director on an annual basis.

The lead director, with the above described duties, facilitates independent oversight of management. The balance of the lead director and combined Chairman/CEO positions ensures that the Board receives the information, experience and direction to effectively govern. Further, the Board believes that having Ms. Collawn serve in the combined role of PNMR Chairman and CEO is in the best interests of our shareholders because:

•
Ms. Collawn’s thorough understanding of the particular challenges facing the regulated utility industry and the need to balance various stakeholder interests is critical at both the management and Board level and she is uniquely qualified to identify key strategic risks; and

•	Ms. Collawn’s combined role promotes unified leadership and direction and conveys the Board’s confidence in her leadership to shareholders, customers and other stakeholders.

Board’s Role in Risk Oversight

PNM Resources’ management is responsible for managing risk and bringing the most material risks facing the Company to the Board’s attention. The Board has oversight responsibility for the processes established to identify, assess, mitigate, and monitor material risks applicable to the Company. Throughout the year, the Board reviews briefing materials developed through the Company’s enterprise risk management program regarding the potential significant risks facing the Company. Each significant strategic risk is overseen by the full Board, with all its experience and expertise, in order to facilitate more effective integrated risk and strategy oversight.

In addition to oversight of strategic risks, the full Board regularly reviews significant operational and local risk assessments and mitigation plans, including those for safety and New Mexico stakeholder relationships. Meanwhile, the Board oversees the appropriate allocation of responsibility for oversight of specific risks among the committees of the Board. Over the past several years, Board committees have played an important role in risk oversight. For example, the Finance Committee reviews and recommends to the full Board the Company’s capital structure and oversees the Company’s management of risks associated with capital availability, liquidity and costs thereof. In addition, the Finance Committee monitors the execution of the Company’s energy supply, sales, and hedging programs. The Audit Committee plays a central role in overseeing the integrity of the Company’s financial statements and reviewing and approving the performance of the Company’s internal audit function and independent accountants. The Audit Committee also is regularly briefed on the Company’s cybersecurity and North American Electric Reliability Corporation risks and risk mitigation programs. The Nominating Committee oversees risks related to succession planning for the Board, and the Compensation Committee oversees risks related to succession planning for Company officers. The full Board annually reviews the CEO succession planning process. In addition, the Compensation Committee considers risks related to the attraction and retention of talent, risks related to the design of compensation programs and arrangements and monitors the design and administration of the Company’s overall incentive programs to ensure that they incentivize strong individual and group performance and include appropriate safeguards to avoid unintended or excessive risk-taking by Company employees.

The Board does not believe that its leadership structure (i.e., combining the Chairman and CEO roles, coupled with an independent lead director) affects its ability to effectively oversee risk management because a substantial majority of the Board is comprised of independent directors, each committee is comprised entirely of non-management independent directors, and the roles of the lead director and committees are designed to provide effective oversight of management.

Communication with the Board

Shareholders wishing to communicate with the Board or with a specific director may do so by writing to the Board or to the particular director and delivering the communication in person or mailing it to: Board of Directors, c/o Corporate Secretary, PNM Resources, Inc., 414 Silver Avenue SW, MS-1245, Albuquerque, New Mexico 87102-3289. All shareholder communications will be relayed to the Board of Directors or an appropriate committee of the Board. If the shareholder desires to communicate a concern directly with the Board without initial review by the Corporate Secretary, the concern should be submitted in writing, in a sealed envelope addressed to the Board, in care of the Corporate Secretary, with a notation indicating that it is to be opened only by the Board. The Corporate Secretary shall promptly forward the unopened envelope to the Board. From time to time, the Board may change the process for shareholder communications with the Board or its members. Please refer to the Company’s website www.pnmresources.com (under Corporate Governance) for any changes in this process.

Shareholders and other interested parties wishing to communicate directly with the lead independent director or with the non-management or independent directors as a group may do so by writing to Lead Independent Director, c/o Corporate Secretary, PNM Resources, Inc., 414 Silver Avenue SW, MS-1245, Albuquerque, New Mexico 87102-3289.

Director Service Policy

Our Director Service Policy provides that directors will not serve more than 12 years on the Board absent certain conditions. The policy requires directors serving more than 12 years, employee directors who leave the Company and directors who undergo a significant change in their business or professional career to submit resignations to the Board for acceptance at such time as the Board deems appropriate. The policy can be found on pages 7-8 of the Corporate Governance Principles found on the Company’s website at www.pnmresources.com (under Corporate Governance).

Equity Compensation Awards Policy

The Board adopted the Equity Compensation Awards Policy to govern the granting of all forms of equity compensation. The policy provides that equity compensation awards shall only be made in compliance with the PEP and applicable laws and regulations. The PEP prohibits option repricing, incorporates, as a general rule, a “double trigger” vesting rule in connection with a change in control, and contains a general “clawback” provision subjecting all awards to potential forfeiture to the fullest extent called for by applicable law or Company policy. The Equity Compensation Awards Policy provides that equity compensation awards are prospective only and sets forth additional good governance procedures for making equity awards when the regular schedule for the grant of equity compensation falls within a black-out period for trading in the Company’s securities under PNM Resources’ Insider Trading Policy. The Equity Compensation Awards Policy is available on our website at www.pnmresources.com (under Corporate Governance).

The Company conducts an annual review of equity compensation awards to ensure compliance with the requirements of the Equity Compensation Awards Policy.

Related Person Transaction Policy

On February 13, 2007, the Board approved the “Policy and Procedures Governing Related Party Transactions,” which is posted on our website at www.pnmresources.com (under Corporate Governance). The policy provides that all transactions with executive officers, directors or greater than 5% shareholders or any immediate family member of any of the foregoing (collectively referred to as “related persons”), where the aggregate amount involved is expected to exceed $120,000 per year, are subject to pre-approval or ratification by the Nominating Committee, or by the Board or another committee in the normal fulfillment of their respective charters and responsibilities. In determining whether to approve such transactions, the Nominating Committee will consider, among other factors, the extent of the related person’s interest in the transaction; the availability of other sources of comparable products or services; whether the terms are no less favorable than terms generally available in unaffiliated transactions under like circumstances; the benefit to the Company; and the aggregate value of the transaction at issue. Since January 1, 2014, PNM Resources has not participated, and has no current plans to participate, in any transactions in which any related person has a material interest that would be subject to pre-approval under this policy or otherwise be reportable under applicable SEC Rules.

Insider Trading Policy Includes No Hedging or Pledging

The Company’s Insider Trading Policy prohibits all employees, Officers and directors from engaging in short sales of Company securities and states that speculative trading in Company stock is considered to be improper and inappropriate. In addition, the policy prohibits all directors, Officers and employees from engaging in hedging or monetization transactions, such as zero-cost collars and forward sales contracts, or transactions that allow a person to lock in much of the value of his or her Company securities.  Further, our Insider Trading Policy prohibits all directors and executive officers, including the NEOs, from pledging Company securities as collateral for a loan.

ADDITIONAL INFORMATION ABOUT OUR BOARD AND BOARD COMMITTEES

Board Meetings

The Chairman of the Board presides at all meetings of the shareholders and of the full Board. As discussed above on page 7 under “Board Leadership Structure and Lead Director,” the lead independent director chairs meetings of the independent directors and assumes other duties designed to support the Board’s independent oversight of management. The lead independent director is nominated and approved by the independent directors annually. The independent directors meet at least four times a year without management present and will meet more often as the need arises. Bruce W. Wilkinson was named lead independent director upon the completion of Julie A. Dobson’s term at the Annual Meeting of Shareholders on May 15, 2014.

In 2014, the full Board met six times. The independent directors held five regularly scheduled meetings in 2014. Attendance in 2014 at full Board and committee meetings was 100%.

Directors are expected to attend the Annual Meeting, and as stated in the Corporate Governance Principles, are responsible for attending all director meetings and for reviewing materials provided in advance of each meeting. Directors are expected to actively participate in Board and committee meetings. All directors attended the 2014 Annual Meeting held on May 15, 2014, with the exception of outgoing director Bonnie S. Reitz.

Board Committees and their Functions

The Board has four current standing committees: the Audit Committee, the Compensation Committee, the Finance Committee and the Nominating Committee. All committee members are independent directors.

Each committee has a written charter that addresses the committee’s purpose and responsibilities. All current committee charters can be found at www.pnmresources.com (under Corporate Governance) and are available in print without charge to any shareholder who requests it. The charters comply with applicable NYSE Listing Standards.

The following table provides 2014(1) membership and meeting information for each of the four Board committees.

Name	Audit Committee	Nominating Committee	Finance Committee	Compensation Committee
A. E. Archuleta		x	x
E. R. Conley			x	x
A. J. Fohrer	x			x*
M. T. Mullarkey	x	x
R. R. Nordhaus	x	x*
D. K. Schwanz			x*	x
B. W. Wilkinson**	x*		x
J. B. Woodard		x		x
# Meetings in 2014	7	4	3	4
# Executive Sessions in 2014	7	3	—	2
*Committee Chair **Lead Independent Director

(1)Prior to their retirement on May 15, 2014, Julie A. Dobson served on the Audit and Compensation Committees and as lead independent director and Bonnie S. Reitz served on the Nominating and Finance Committees. Mr. Archuleta served as chair of the Nominating Committee until Mr. Nordhaus became chair on February 26, 2014. Effective January 1, 2015, Mr. Schwanz was reassigned to the Audit Committee and Mr. Nordhaus was reassigned to the Compensation Committee. Effective February 25, 2015, Ms. Mullarkey replaced Mr. Wilkinson as Audit Committee chair.

A summary of each standing committee’s responsibilities is included below:

Audit and Ethics Committee

Functions:
Four independent, non-employee directors.
Oversees the integrity of the Company’s financial statements, system of disclosure and internal controls regarding finance, accounting, legal, compliance and ethics that management and the Board have established.
Ensures compliance with legal and regulatory requirements by the Company.
Assesses and ensures the independent accountant’s qualifications and independence.
Reviews and approves the performance of the Company’s internal audit function and independent accountants.
Approves independent accountant services and fees for audit and non-audit services.
Oversees the Company’s management of risks as assigned by the Board.

Charter:
A current copy of the Audit Committee Charter may be found on the Company’s website at www.pnmresources.com (under Corporate Governance). The Audit Committee Charter prohibits any committee member from serving on the audit committees of more than two other publicly traded companies.

Evaluation:	The Audit Committee conducted an evaluation of its 2014 performance.
Financial Expert:	The Board has unanimously determined that all Audit Committee members are financially literate and qualify as “audit committee financial experts” within the meaning of SEC regulations.
Compensation and Human Resources Committee

Functions:
Four independent, non-employee directors (including meeting the outside director rules under Section 162(m) of the Tax Code).
Recommends the compensation philosophy, guidelines and equity-based compensation for officers (emphasizing rewarding long-term results and maximizing shareholder value).
Establishes an appropriate compensation program for the CEO and reviews and approves corporate goals and objectives relevant to CEO compensation.
Evaluates CEO performance in light of corporate goals and objectives.
Reviews and recommends to the independent directors, the CEO’s annual compensation level and components.
Reviews and approves all components of compensation and stock ownership guidelines for all senior officers, giving due consideration to the CEO’s recommendations.
Monitors the Company’s affirmative action program.
Oversees the Company’s annual compensation risk assessment.

Charter:	A current copy of the Compensation Committee Charter may be found on the Company’s website at www.pnmresources.com (under Corporate Governance).
Interlocks and Insider Participation:	No member of the Compensation Committee had a relationship during 2014 that requires disclosure as a compensation committee interlock or as insider participation.
Evaluation:	The Compensation Committee conducted an evaluation of its 2014 performance.
Finance Committee

Functions:
Four independent non-employee directors.
Reviews and recommends to the Board the Company’s capital structure and financial strategy, including dividend policy.
Oversees the Company’s financial performance, capital expenditures and investment procedures and policies.
Oversees the Company’s investments in subsidiaries.
Oversees the Company’s management of risks as assigned by the Board.

Charter:	A current copy of the Finance Committee Charter may be found at www.pnmresources.com (under Corporate Governance).
Evaluation:	The Finance Committee conducted an evaluation of its 2014 performance.

Nominating & Governance Committee

Functions:
Four independent non-employee directors.
Recommends candidates for election to the Board.
Develops policy on composition and size of the Board, as well as director tenure.
Develops director independence standards consistent with applicable laws or regulations.
Oversees the performance evaluation of the Board.
Recommends applicable revisions to the corporate governance principles.
Recommends Board compensation levels and stock ownership guidelines.
Oversees the Policy and Procedure Governing Related Party Transactions.
Oversees the Company’s management of risks as assigned by the Board.

Charter:	A current copy of the Nominating Committee Charter may be found at www.pnmresources.com (under Corporate Governance).
Interlocks and Insider Participation:	No member of the Nominating Committee had a relationship during 2014 that requires disclosure as a director compensation committee interlock or as insider participation.
Evaluation:	The Nominating Committee conducted an evaluation of its 2014 performance.
Director Candidates and Nominations:
The Nominating Committee will consider director candidates proposed by shareholders. Director candidates recommended by shareholders will be evaluated against the same criteria as nominees submitted by the Nominating Committee. Candidates must be highly qualified and exhibit both willingness and interest in serving on the Board. Candidates should represent the interests of all shareholders and not those of a special interest group. A shareholder wishing to nominate a candidate should forward the candidate’s name and a detailed description of the candidate’s qualifications, appropriate biographical information and signed consent to serve to the Secretary of the Company, taking into consideration the criteria for new directors:

• directors should be individuals of the highest character and integrity and have inquiring minds, vision and the ability to work well with others and exercise good judgment;
• directors should be free of any conflict of interest which would violate any applicable law or regulation or interfere with the proper performance of the responsibilities of a director;
• directors should possess substantial and significant experience which would be of particular importance to the Company in the performance of the duties of a director;
• directors should have sufficient time available to devote to the affairs of the Company in order to carry out the responsibilities of a director;
• directors should have the capacity and desire to represent the balanced, best interests of the shareholders as a whole and not primarily a special interest group or constituency; and
• each director’s ownership interest should increase over time, consistent with the stock ownership guidelines and applicable insider trading restrictions, so that an appropriate amount of stock is accumulated.

General Board attributes and director qualifications can also be found on pages 3-4 of the current Corporate Governance Principles document posted at www.pnmresources.com (under Corporate Governance).

In addition, please see the answer to Question 25 on pages 5-6 above for information on how to submit a shareholder proposal for nomination of a director candidate in accordance with our bylaws and applicable SEC rules.

The Nominating Committee and the Board have no formal policy regarding diversity in recruiting directors. However, the Nominating Committee does consider diversity in identifying nominees for a balanced board with varied expertise including having accounting or related financial management expertise. For example, in the past, efforts were made to recruit more female nominees and to recruit candidates from Texas and New Mexico to reflect the geographic market served by the Company and its utility subsidiaries, PNM and TNMP. In addition, the Nominating Committee seeks to recruit nominees who will represent the balanced, best interests of the shareholders as a whole rather than special interest groups or constituencies. The Board’s gender diversity has been recognized by the 2020 Women On Boards campaign for the past four years.

DIRECTOR COMPENSATION

Elements of Director Compensation

The Nominating Committee recommends non-employee director compensation levels and stock ownership guidelines for review and approval by the full Board. Ms. Collawn, our Chairman, President and CEO, is the only salaried employee serving on the Board and she receives no additional compensation for her Board service.

The general policy of the Board is to provide a reasonable director compensation package that will attract and retain highly qualified non-employee directors. The Nominating Committee reviews and compares the form and amount of director compensation on an annual basis to consider trends in director compensation and to recommend a total compensation amount that approximates the median of non-employee director compensation in similarly situated utility and energy companies, such as the PNMR Peer Group described on page 36 of this proxy statement.

As discussed in the 2012 and 2013 proxy statements, director compensation was increased for 2013 based on an analysis showing the compensation levels were below the median of both the PNMR Peer Group and another comparator group. In May 2013, Pay Governance became the independent compensation consultant retained directly by the Nominating Committee. Pay Governance prepared an analysis in July 2013 of director compensation and recommended no changes to director compensation for 2014. Pay Governance’s recommendation was based on its conclusion that director compensation levels and practices at other utilities and Fortune 500 companies showed little change from 2012 to 2013. In December 2013, after discussing Pay Governance’s recommendation, the Nominating Committee recommended and the Board approved making no changes to director compensation for 2014. Thus, the 2014 annual retainer for non-employee directors consisted of the following cash and stock based compensation:

Annual Retainer (Cash and Equity):	$52,500 in cash Restricted stock rights(1) with a market value of $65,000(2)
Annual Lead Director Fee:	$20,000
Annual Audit Committee Chair Fee:	$10,000
Annual Compensation and Human Resources Committee Chair Fee:	$10,000
Annual Other Committee Chair Fee:	$ 5,000
Attendance Fees:	$1,500 per Board Committee meeting; $0 per Board meeting

(1)    Restricted stock rights granted under the PEP vest in three equal annual installments beginning on the first anniversary of the grant date, subject to vesting acceleration upon retirement from the Board. These awards are typically made at the annual meeting of directors, unless the meeting occurs during a black-out period for trading in the Company's securities as specified in the Company's Insider Trading Policy. As set forth under the Equity Compensation Awards Policy, under those circumstances, the Board will either (a) schedule a special meeting after the expiration of the black-out period, (b) make awards pursuant to a unanimous written consent executed after the expiration of the black-out period, or (c) pre-approve the equity awards with an effective date after the expiration of the black-out period. The date of the awards is the date on which the Board approves the awards, unless (i) the approval date is a non-trading day, in which case the date is the immediately preceding trading date or (ii) in the case of pre-approval during a black-out period, in which case the grant date is the first trading date after the expiration of the black-out period.

(2)    The amount of restricted stock rights is determined by dividing $65,000 by the closing price of our stock on the NYSE on the day of the grant. Thus, 2,352 restricted stock rights were granted on May 15, 2014, based on the closing price on that date of $27.63 per share.

In addition, all directors were reimbursed for any board-related expenses, such as travel expenses incurred to attend Board and Committee meetings and director education programs sponsored by educational and other institutions. Further, directors are indemnified by PNMR to the fullest extent permitted by law pursuant to PNMR’s bylaws and indemnification agreements between the Company and each director. No retirement or other benefit plans are available to directors.

In July 2014, Pay Governance prepared an analysis of director compensation that showed the annual retainer and nominating and finance chair fee were below the median of the PNMR Peer Group.  Thus, to better align with market median, Pay Governance recommended changes to director compensation for 2015. The Compensation Committee requested additional information on retainer arrangements and meeting fees.  Pay Governance provided the additional analysis in December 2014, which continued

to demonstrate that our level of director compensation was below the median of the PNMR Peer Group.  In December 2014, after reviewing the additional analysis and discussing Pay Governance’s recommendation, the Nominating Committee recommended and the Board approved the following changes to director compensation for 2015: (1) increasing the annual cash retainer from $52,500 to $60,000 and the Finance Committee and the Nominating Committee chair fees from $5,000 to $7,500 and (2) increasing the market value of the annual retainer equity award of restricted stock rights from $65,000 to $75,000.

Stock Ownership and Retention Guidelines for Directors

The Board believes directors should be shareholders and have a financial stake in the Company to help align director financial interests with the financial interests of the Company’s longer term shareholders. The Board requires directors to attain a significant level of Company stock ownership over a reasonable period of time.

The Nominating Committee is responsible for recommending Board compensation levels and stock ownership and retention guidelines to the Board for approval. In 2012, the Board adopted revised stock ownership guidelines which provide that non-employee directors will hold an amount of shares (including unvested restricted stock rights) equal to five times the annual cash retainer within a reasonable period of time. In addition, each director is required to hold 100% of all vested restricted stock rights until his or her holdings exceed five times the annual cash retainer. Further, directors must also hold all restricted stock awards for a period of six months after termination of Board service or until the Director achieves the holding requirements. We believe these holding guidelines are appropriate because they continue to approximate the holding requirements of the PNMR Peer Group. The directors have met or are making good progress toward meeting their holding requirements under the guidelines. Similar stock ownership guidelines have been developed for executives and are discussed below on page 38.

The guidelines are reviewed periodically for any appropriate changes and can be found on page 7 of the Corporate Governance Principles document available on the PNM Resources’ website at www.pnmresources.com (under Corporate Governance).

Summary of Non-Employee Director Compensation in 2014

The following table summarizes the total compensation paid or earned by each of the non-employee directors for the year ended December 31, 2014.

DIRECTOR COMPENSATION IN 2014

Name(1)	Fees Earned Or Paid In Cash ($)3	Stock Awards ($)4	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
A. E. Archuleta	64,250	63,245	—	—	—	—	127,495
E. R. Conley	45,375	63,245	—	—	—	—	108,620
J. A. Dobson(2)	43,750	—	—	—	—	—	43,750
A. J. Fohrer	76,500	63,245	—	—	—	—	139,745
M. T. Mullarkey	48,375	63,245	—	—	—	—	111,620
R. R. Nordhaus	72,750	63,245	—	—	—	—	135,995
B. S. Reitz(2)	30,750	—	—	—	—	—	30,750
D. K. Schwanz	68,000	63,245	—	—	—	—	131,245
B. W. Wilkinson	87,500	63,245	—	—	—	—	150,745
J. B. Woodard	67,000	63,245	—	—	—	—	130,245
(1)Patricia K. Collawn does not receive any director compensation, as she is an employee, i.e., President and CEO.

(2)After serving twelve years, Julie A. Dobson and Bonnie S. Reitz retired from the Board on May 15, 2014, pursuant to the Director Service Policy.

(3)The following table provides additional information about fees earned or paid in cash to non-employee directors in 2014:

Name	Annual Retainer ($)	Committee Chair Fee ($)	Committee Meeting Fees ($)	Lead Independent Director Fee ($)	Total ($)
A. E. Archuleta	52,500	1,250	10,500	—	64,250
E. R. Conley	39,375	—	6,000	—	45,375
J. A. Dobson(2)	26,250	—	7,500	10,000	43,750
A. J. Fohrer	52,500	7,500	16,500	—	76,500
M. T. Mullarkey	39,375		9,000	—	48,375
R. R. Nordhaus	52,500	3,750	16,500	—	72,750
B. S. Reitz(2)	26,250	—	4,500	—	30,750
D. K. Schwanz	52,500	5,000	10,500	—	68,000
B. W. Wilkinson	52,500	10,000	15,000	10,000	87,500
J. B. Woodard	52,500	2,500	12,000	—	67,000
 (4) Represents the grant date fair value of $26.89 per restricted stock right calculated in accordance with FASB ASC Topic 718 of the 2,352 restricted stock rights awarded under the PEP to each non-employee director on May 15, 2014. The assumptions used in determining the grant date fair value of restricted stock rights are set forth in Note 13 of the consolidated financial statements in PNMR’s Annual Report on Form 10-K for the year ended December 31, 2014. As of December 31, 2014, each non-employee director listed in the above table, with the exception of Ms. Conley and Ms. Mullarkey, had 5,273 outstanding restricted stock rights. Ms. Conley and Ms. Mullarkey, who joined the Board in May 2014, each had 2,352. The actual value that a director may realize on the vesting of the restricted stock will depend on the market price of our common stock at the date of vesting. The restricted stock rights granted under the PEP vest in three equal annual installments beginning on the first anniversary of the grant, subject to vesting acceleration upon retirement. As discussed above under “Stock Ownership and Retention Guidelines for Directors,” directors will hold 100% of the annual restricted stock award until they hold stock equal to the required multiple of annual cash retainer. This amount of restricted stock is held until six months after termination of Board service or until the director achieves the holding requirements.

OWNERSHIP OF OUR COMMON STOCK

Five Percent Shareholders

The following table contains information regarding the only persons and groups we know of that beneficially owned more than 5% of our common stock based on reports filed by such persons with the SEC as of March 19, 2015.

Name and Address	Voting Authority			Dispositive Authority
	Sole	Shared	None	Sole	Shared	Total Amount	Percentage of Class
BlackRock, Inc. (1) 40 East 52nd Street New York, NY 10022	8,141,804	—	—	8,372,366	—	8,372,366	10.5%
GAMCO Investors, Inc. et al (2) One Corporate Center Rye, NY 10580-1435	(2)	—	—	(2)	—	6,637,479	8.33%
T. Rowe Price Associates, Inc.(3) 100 E. Pratt Street Baltimore, MD 21202	1,295,156	—	—	6,949,202	—	6,949,202	8.7%
The Vanguard Group (4) 100 Vanguard Blvd. Malvern, PA 192355	117,776	—	—	5,384,730	105,676	5,409,406	6.89%

(1) As reported on Schedule 13G/A filed January 9, 2015 with the SEC by BlackRock, Inc. as the parent holding company or control person of twelve subsidiaries.

(2) As reported on Schedule 13D/A filed November 14, 2011 with the SEC by GAMCO Investors, Inc. et al. This filing reported that Gabelli Funds, LLC beneficially owned 3,053,379 shares (3.83%) with sole voting and sole dispositive power; GAMCO Asset Management Inc. beneficially owned 3,267,300 shares with sole voting power and 3,574,100 shares (4.49%) with sole dispositive power; and MJG-IV Limited Partnership beneficially owned 10,000 shares (0.01%) with sole voting and dispositive powers. The filing reported that Mario J. Gabelli is deemed to have beneficial ownership of the securities beneficially owned by each of the foregoing persons. As additional information, (1) on February 5, 2015, GAMCO Investors, Inc. filed a Form 13F with the SEC reporting sole investment discretion for 2,936,300 shares, sole voting authority for 2,655,130 shares and no voting authority for 281,170 shares; and (2) on February 5, 2015, Gabelli Funds, LLC filed a Form 13F with the SEC reporting sole investment discretion and sole voting authority for 3,147,663 shares (representing a combined total of 6,083,963 shares with sole investment discretion).

(3) As reported on Schedule 13G/A filed February 13, 2015 with the SEC by T. Rowe Price Associates, Inc.

(4) As reported on Schedule 13G/A filed February 11, 2015 with the SEC by The Vanguard Group.

Executive Officers and Directors

The Board believes that our directors and executive offices should be shareholders and have a significant long-term financial stake in the Company. The stock ownership guidelines for directors and officers are discussed on pages 14 and 38 of this proxy statement. The following table shows the amount of PNM Resources common stock owned by the Company’s current directors, the new director nominee, the named executive officers and our directors and executive officers as a group as of March 19, 2015.

Name	Amount and Nature of Shares Beneficially Owned (a)
	Aggregate No. of Shares Held (b)	Right to Acquire within 60 Days (c)	Percent of Shares Beneficially Owned
Non-Employee Directors:
Adelmo E. Archuleta	24,182	8,423	*
E. Renae Conley	5,404	2,352	*
Alan J. Fohrer	5,991	5,273	*
Maureen T. Mullarkey	—	2,352	*
Robert R. Nordhaus	15,262	8,323	*
Donald K. Schwanz	18,959	7,273	*
Bruce W. Wilkinson	20,546	6,273	*
Joan B. Woodard	21,230	9,373	*
New Director Nominee:
Sidney M. Gutierrez	—	—	—
NEOs :
Patricia K. Collawn	249,350	286,561	*
Charles N. Eldred	92,732	30,238	*
Patrick V. Apodaca	53,079	11,309	*
Ronald N. Darnell	28,247	4,526	*
Ronald E. Talbot	28,419	13,069	*
Non-Employee Directors, New Director Nominee and NEOs as a Group (14)	563,401	395,345	1.20%

(a) Beneficial ownership means the sole or shared power to vote, or to direct the voting of a security and/or investment power with respect to a security.

(b) The amounts shown are shares held in the individual’s name, individually or jointly with others, or in the name of a bank, broker, or nominee for the individual’s account.

(c) The number of shares directors and executive officers have a right to acquire through (1) stock option exercises within 60 days after March 19, 2015, (2) potential accelerated vesting (upon retirement or disability) under the PEP of restricted stock right awards and (3) the number of shares that executive officers have a right to acquire through the ESP II upon the participant’s termination of employment. As of March 19, 2015, the number of shares reported in this column include the following ESP II share rights held by our NEOs: P. K. Collawn - 71,514; C. N. Eldred - 6,506; and R. E. Talbot - 5,975.

*Less than 1% of PNM Resources outstanding shares of common stock.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires PNM Resources’ executive officers and directors to file certain reports of ownership and changes in ownership with the SEC within two business days of a transaction. We believe all executive officers’ and directors’ applicable filing requirements were met.

PROPOSAL 1: ELECT NINE DIRECTORS
(PROPOSAL 1 ON YOUR PROXY CARD)

General Information

Each of the nine director nominees presented below was recommended by the Nominating Committee and nominated by the Board for election as directors to serve for a one-year term that expires at the Annual Meeting in 2015 and until their successors are elected and qualified. The Board fixed the number of directors at nine, effective May 15, 2014.

Eight nominees are current members of the Board who were elected by the shareholders at the 2014 Annual Meeting and are standing for re-election. The remaining nominee was nominated by the Board to fill the vacancy created by the retirement of Joan B. Woodard, Ph.D. on May 12, 2015. Dr. Woodard will complete her current term and will not stand for re-election at the Annual Meeting on May 12, 2015. We sincerely acknowledge her dedication, engagement and contributions to the Company during her tenure. The Director Service Policy, adopted by the Board and set forth in the Corporate Governance Principles document, provides that, ordinarily, a director will not serve for more than 12 years on the Board. Adelmo E. Archuleta has served as a director for approximately 12 years. The Board is recommending that Mr. Archuleta be elected to serve an additional one-year term because Mr. Archuleta’s continued service is in the best interest of the Company. His extensive qualifications and experience and ability to provide transitional continuity are invaluable. In accordance with the Director Service Policy, Mr. Archuleta has submitted a written resignation to the Board for acceptance at such time as the Board, in its discretion, deems advisable. There is no current expectation that the resignation would be accepted by the Board within the one-year term.

The Nominating Committee recommended that the Board nominate Mr. Sidney M. Gutierrez to fill the vacancy created by the retirement of Dr. Woodard. The new nominee was identified as a potential director candidate by members of the Nominating Committee.
Each of the nine nominees has consented to being nominated and to serve if elected. In the unlikely event that any nominee becomes unable to serve for any reason, the proxies will be voted for a substitute nominee selected by the Board upon the recommendation of the Nominating Committee. Alternatively, the seat will remain vacant if a substitute nominee is not selected prior to the Annual Meeting.

All of the director nominees are independent directors, except Ms. Collawn, our Chairman, President and CEO. As shown by the following biographies, each nominee has valuable skills and experiences that, taken together, provide us with the variety and depth of knowledge and judgment necessary to provide effective oversight of our electric utility and related businesses. The noted age of each director is as of March 31, 2015.

Directors Nominated This Year For One Year Terms Expiring in 2015

ADELMO E. ARCHULETA
Director since July 15, 2003

President and Owner, Molzen-Corbin & Associates, Inc., a New Mexico consulting engineering and architecture firm, since 1982

Mr. Archuleta, age 64, is a resident of Albuquerque, New Mexico. He joined Molzen-Corbin & Associates in 1975 and has led the firm as its President and Chief Executive Officer since 1982. Other directorships include Bank of Albuquerque (Local Community Board), New Mexico Mutual Casualty Company and the Greater Albuquerque Chamber of Commerce. Mr. Archuleta earned his master’s degree in civil engineering from New Mexico State University and was awarded an honorary doctorate by his alma mater, New Mexico State University, in 2010.

Specific Qualifications/Attributes: CEO and board experience; engineering background and experience; public policy experience and knowledge of political environment; community engagement; business background and experience.

PATRICIA K. COLLAWN
Director since March 1, 2010

Chairman, President and CEO, PNM Resources, Inc., since January 1, 2012
President and CEO, PNM Resources, Inc., March 1, 2010-December 31, 2011
President and Chief Operating Officer, PNM Resources, Inc., August 11, 2008-February 28, 2010
Utilities President, PNM Resources, Inc., June 25, 2007-August 10, 2008

Ms. Collawn, age 56, is a resident of Albuquerque, New Mexico, and is Chairman, President and CEO of PNM Resources and PNM and Chairman and CEO of TNMP. Ms. Collawn has more than 20 years of utility experience. Other directorships in addition to various Company subsidiaries include CTS Corporation. She is also the former Chair of the Greater Albuquerque Chamber of Commerce and the former chair of United Way of Central New Mexico. Ms. Collawn earned her M.B.A. from Harvard University.

Specific Qualifications/Attributes: CEO and COO experience; business background and experience; extensive utility and energy industry expertise and leadership; Federal electric, natural gas and environmental regulatory experience.

E. RENAE CONLEY
Director since May 15, 2014

ER Solutions, LLC, Chief Executive Officer, February 2014-present
Executive Vice President, Human Resources & Administration, and Chief Diversity Officer, Entergy Corporation, 2010-2013
Chairman, President and CEO, Entergy Louisiana, Entergy Gulf States Louisiana, 2000-2010

Ms. Conley, age 57, is a resident of Palatine, Illinois, and has over thirty years of business experience in significant leadership positions in finance, operations and human resources. She serves on the Ball State University Board of Trustees and the ReadyNation Advisory Board. She served on the board of ChoicePoint, Corp., a publicly held identification and credential verification company, prior to its acquisition by Reed Elsevier. She retired from the boards of the New Orleans Branch of the Federal Reserve Bank of Atlanta and the National Action Council for Minorities in Engineering. Ms. Conley has a B.S. degree in accounting and an M.B.A., both from Ball State University.
Specific Qualifications/Attributes: Former CEO of a large U.S. electric utility; finance, field operations and regulatory strategy expertise; extensive utility and energy industry expertise and leadership; external relationship management and employee and labor relations experience

ALAN J. FOHRER
Director since March 1, 2012

Chairman and CEO, Southern California Edison, June 27, 2007-December 31, 2010
CEO, Southern California Edison, January 1, 2002-June 26, 2007

Mr. Fohrer, age 64, is a resident of Arcadia, California. On December 31, 2010, he retired as Chairman and CEO of Southern California Edison (“SCE”), one of the largest electric utilities in the United States. During his 37-year career at SCE, Mr. Fohrer gained extensive knowledge and experience in every aspect of the utility business.

Over the past ten years, Mr. Fohrer represented the electric utility industry in significant regulatory and legislative proceedings. He co-chaired the Edison Electric Institute’s Energy Delivery and Reliability Committees and also served on the Boards of Directors of the Institute of Nuclear Power Operations and the California Chamber of Commerce.

Other directorships include: lead director at MWH, Inc.; Blue Shield of California; Osmose Utility Services, Inc.; Synagro, Inc.; and TransAlta Corporation. He served on the board of Duratek, a publicly held nuclear services company, prior to its acquisition by Energy Solutions. Mr. Fohrer is a member of the Viterbi School of Engineering Board of Councilors for the University of Southern California, a member of the Huntington Library Board of Overseers and Chairman of the California Science Center Foundation. The Board has determined that Mr. Fohrer qualifies as an “audit committee financial expert” as defined by the SEC regulations. Mr. Fohrer earned his B.Sc. and M.Sc. degrees in civil engineering from the University of Southern California and received an M.B.A. from California State University Los Angeles.

Specific Qualifications/Attributes: extensive Board experience, including Board Chairman; “financial expert” under SEC regulations; former CEO of one of the largest U.S. electric utilities; extensive utility and energy industry expertise and leadership; extensive electric utility regulatory experience.

SIDNEY M. GUTIERREZ
New Director Nominee

CEO of Rocket Crafters Inc. (RCI), a privately-held start up rocket company, 2015-present
Chairman of the Board, RCI, 2013-present
Board member, RCI, 2012-present

Director, Sandia National Laboratories, 2001-2015

Mr. Gutierrez, age 63, is a resident of Albuquerque, New Mexico. He retired as a Colonel after serving as a fighter pilot and test pilot in the Air Force and as an astronaut and Space Shuttle Mission Commander with NASA. He then spent over 20 years at Sandia National Laboratories where he led many complex, high technology efforts, including research on nuclear power reactors, solar and wind energy, advanced fuel cycles and nuclear fuel waste disposal. He was responsible for leading the Lab-wide safety effort that cut the accident rate in half. In addition to his current position with RCI he has served on a number of for-profit and non-profit boards including Texas New Mexico Power Company before it was acquired by PNM Resources, Road Runner Food Bank, Goodwill Industries of New Mexico, New Mexico Institute of Mining and Technology and the New Mexico Spaceport Authority. He has also served on several national advisory panels for NASA, reporting to the President and both houses of Congress. He has a B.S. in Aeronautical Engineering (Distinguished Graduate) from the United States Air Force Academy and an M.A. in Management from Webster University.

Specific Qualifications/Attributes: extensive board experience including utilities and board chairmanship; engineering background and experience including nuclear and renewable energy; community engagement; demonstrated success in leading safety improvements; in depth understanding of security threats including cyber and Supervisory Control and Data Acquisition (SCADA).

MAUREEN T. MULLARKEY
Director since May 15, 2014

Partner, Blue Heron Investments, LLC, a private investment firm, 2010-present
Entrepreneur in Residence with The Nevada Institute for Renewable Energy Commercialization, 2009-2011
Chief Financial Officer and Executive Vice President, International Game Technology, 1998-2007

Ms. Mullarkey, age 55, is a resident of Reno, Nevada. She retired in 2007 as executive vice president and chief financial officer of International Game Technology, a leading supplier of gaming equipment and technology, where she held a variety of financial and executive management positions in her 19 years with the company. She was a director of NV Energy, Inc. from 2008-2012 when the company was sold to Mid-American Energy Holdings Company, a subsidiary of Berkshire Hathaway, Inc. The Board has determined that Ms. Mullarkey qualifies as an “audit committee financial expert” as defined by SEC regulations. Ms. Mullarkey has a B.S. from the University of Texas and an M.B.A. from the University of Nevada.

Specific Qualifications/Attributes: CFO experience; “financial expert” under SEC regulations; board governance experience; strategic and operational leadership expertise; renewable energy expertise.

ROBERT R. NORDHAUS
Director since September 18, 2007

Partner, Van Ness Feldman, LLP, Attorneys at Law, since 1997

Mr. Nordhaus, age 78, is a resident of Washington, D.C., and is a partner in the law firm of Van Ness Feldman, LLP. Mr. Nordhaus served as General Counsel of the Federal Energy Regulatory Commission from 1977 to 1980 and practiced with the law firm from 1981 to 1993 when he was appointed General Counsel of the Department of Energy by President Clinton. He rejoined the firm in 1997. Mr. Nordhaus is a 1960 graduate of Stanford University and a 1963 graduate of Yale Law School.

Specific Qualifications/Attributes: extensive utility and energy industry legal expertise and leadership; Federal electric, natural gas and environmental regulatory experience.

DONALD K. SCHWANZ
Director since July 29, 2008

Chairman and CEO, CTS Corporation, 2002-2007
CEO, CTS Corporation, 2001-2007
COO, CTS Corporation, January-September 2001
Honeywell, 1979-2000

Mr. Schwanz, age 70, is a resident of Scottsdale, Arizona, and is retired Chairman and CEO of CTS Corporation, a global manufacturer of electronic components and sensors and a provider of electronic manufacturing services. Mr. Schwanz held various management and senior executive roles at Honeywell from 1979 to 2000, where he last served as President of the Industrial Controls Business. Other directorships include: Multi-Fineline Electronix, Inc. (MFLEX). Mr. Schwanz earned a B.S. degree in mechanical engineering from Massachusetts Institute of Technology and an M.B.A. from Harvard Graduate School of Business in 1968.

Specific Qualifications/Attributes: CEO experience; board and board chairman experience; “financial expert” under SEC regulations; regulatory environment experience; technology and innovation experience.

BRUCE W. WILKINSON
Director since May 18, 2010

Chairman and Chief Executive Officer, McDermott International, Inc., 2000-2008

Mr. Wilkinson, age 70, is a resident of Houston, Texas, and served as President and Chief Operating Officer from May 2000 to July 2000 and as Chairman and Chief Executive Officer of McDermott International, Inc., an energy services company, from August 2000 until his retirement in September 2008. Other directorships include: Director of Cameron International Corporation (formerly, Cooper Cameron Corp.) since 2002. The Board has determined that Mr. Wilkinson qualifies as an “audit committee financial expert” as defined by SEC regulations. Mr. Wilkinson earned a B.A. and a J.D. from the University of Oklahoma and an L.L.M. from the University of London.

Specific Qualifications/Attributes: board chairman and CEO experience; “financial expert” under SEC regulations; extensive business background and experience; energy and power industry experience; engineering and construction experience.

The Board of Directors unanimously recommends a vote FOR each director nominee.

AUDIT AND ETHICS COMMITTEE REPORT

The primary function of our Committee is oversight of the Company’s financial reporting process, public financial reports, internal accounting and financial controls, and the independent audit of the annual consolidated financial statements. Our Committee acts under a charter, which can be found on the PNM Resources web site at www.pnmresources.com (under Governance and Ethics). We review the adequacy of the charter at least annually. All of our members are independent and all are audit committee financial experts under Securities and Exchange Commission rules. We held seven meetings in 2014 with KPMG LLP (“KPMG”), the Company’s principal independent registered public accounting firm for 2014, and one meeting to date in 2015 at which we had extensive reports and discussions with the independent auditors, internal auditors, and other members of management.

In carrying out our responsibilities, we look to management and the independent auditors. The Company’s management is responsible for the preparation and fair presentation of the Company’s financial statements and for maintaining effective internal control. Management is also responsible for assessing and maintaining the effectiveness of internal control over the financial reporting process in compliance with Sarbanes-Oxley Section 404 requirements. The independent auditors are responsible for auditing the Company’s annual financial statements and expressing an opinion as to whether the statements are fairly stated in conformity with generally accepted accounting principles. In addition, the independent auditors are responsible for auditing the Company’s internal control over financial reporting and for expressing an opinion on the effectiveness of internal control over financial reporting. The independent auditors perform their responsibilities in accordance with the standards of the Public Company Accounting Oversight Board (“PCAOB”).

In performing our oversight function, we reviewed and discussed the consolidated financial statements with management and KPMG, the independent auditors. Management and KPMG informed us that the Company’s consolidated financial statements were fairly stated in accordance with generally accepted accounting principles. We discussed significant accounting policies applied by the Company in its financial statements, as well as alternative treatments. We discussed with KPMG the matters required to be discussed by the Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended (AICPA Professional Standards, Vol. 1, AU Section 380), as adopted by the PCAOB in Rule 3200T. In addition, we reviewed and discussed management’s report on internal controls over financial reporting and the related audit performed by KPMG which confirmed the effectiveness of the Company’s internal controls over financial reporting.

We received the written disclosures and the letter from KPMG required by the PCAOB regarding the independent accountant’s communications with us concerning independence, and we discussed the firm’s independence with KPMG.

We discussed with the Company’s internal auditors and KPMG the overall scope and plans for their respective audits. We met with the internal auditors and the independent auditors at each regularly scheduled meeting, both with and without management present. Discussions included the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

We have also assessed the performance of the independent auditors and have appointed KPMG to audit the Company’s financial statements for 2015, subject to shareholder ratification of that appointment.

Based on the reviews and discussions referred to above, reliance on management and KPMG, and subject to the limitations of our role described above, we recommended to the Board the inclusion of the audited financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014, for filing with the Securities and Exchange Commission.

Audit and Ethics Committee
Maureen T. Mullarkey, Chair (Elected February 25, 2015)
Alan J. Fohrer
Donald K. Schwanz
Bruce W. Wilkinson

INDEPENDENT AUDITOR FEES

Audit Fees for 2014 and 2013

The following table represents aggregate fees billed to the Company for fiscal years ended December 31, 2014 and December 31, 2013 by KPMG, the Company’s principal accounting firm.

Fees	Fiscal Year Ended (in thousands) ($)
	2014	2013
Audit Fees	1,701	1,418
Audit-related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
Total Fees	1,701	1,418

     Audit fees are primarily for the audit of the Company's annual financial statements, review of financial statements included in the Company's 10-Q filings and the annual Sarbanes-Oxley audit.

All fees have been approved by the Audit Committee. The reported aggregate fees billed for professional services include travel related expenses to perform the services and applicable gross receipts taxes.

The Audit Committee requires the independent accounting firm selected to audit the Company’s financial statements to obtain the approval of the Audit Committee before performing any non-audit services permitted by applicable law so that the Audit Committee may determine whether the provision of such services is compatible with the maintenance of that firm’s independence in the conduct of its auditing functions. Thus, the Audit Committee preapproves all audit services and all permitted non-audit services performed by the principal accounting firm.

Change in Registered Public Accounting Firm

Deloitte & Touche LLP (“Deloitte”) was the Company’s independent registered public accounting firm for fiscal year 2012 and for several prior years. However, effective as of 5:00 p.m. Mountain Standard Time on March 1, 2013, the Board, on the recommendation of the Audit Committee, dismissed Deloitte and engaged KPMG as its independent registered public accounting firm for fiscal year 2013. The Audit Committee subsequently engaged KPMG as its independent registered public accounting firm for fiscal year 2014. KPMG’s reports on the PNMR, PNM and TNMP consolidated financial statements as of and for the fiscal years ended December 31, 2014 and 2013 and Deloitte’s reports on the PNMR, PNM and TNMP consolidated financial statements as of and for the fiscal years ended December 31, 2012 and 2011, contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. During the fiscal years ended December 31, 2012 and 2011 and through March 1, 2013, there were no disagreements with Deloitte on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Deloitte, would have caused it to make reference to the subject matter of the disagreements in its reports for such years. During the fiscal years ended December 31, 2012 and 2011 and through March 1, 2013, there were no reportable events as defined in Item 304(a)(1)(v) of the SEC’s Regulation S-K.

During the fiscal years ended December 31, 2012 and 2011 and through March 1, 2013, the date of engagement of KPMG, neither PNMR, PNM nor TNMP nor any person on their behalf, consulted with KPMG with respect to (i) either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the consolidated financial statements of PNMR, PNM and TNMP, and no written report or oral advice was provided by KPMG to PNMR, PNM or TNMP that KPMG concluded was an important factor considered by PNMR, PNM or TNMP in reaching a decision as to the accounting, auditing, or financial reporting issue; or (ii) any matter that was the subject of either a disagreement as defined in Item 304(a)(1)(iv) of the SEC’s Regulation S-K or a reportable event as described in Item 304(a)(1)(v) of the SEC’s Regulation S-K.

PROPOSAL 2: RATIFY APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS
(PROPOSAL 2 ON YOUR PROXY CARD)

The Board is recommending that the shareholders ratify the selection of KPMG as independent public accountants for 2015.

The Audit Committee has performed its annual evaluation of the quality and cost of services provided by KPMG and an assessment of auditor independence. The Audit Committee reported to the Board complete satisfaction with the services provided by KPMG and recommended that KPMG be selected as independent public accountants for 2015. The Board agrees with the Audit Committee’s recommendations, as described in the Audit Committee report contained in this proxy statement.

Representatives of KPMG will be available at the Annual Meeting where they will have the opportunity to make statements and answer questions. If shareholders fail to ratify the appointment of KPMG, the Audit Committee will consider other auditors for 2015. However, because of the difficulty in making any substitution of auditors so long after the beginning of the current year, the appointment of KPMG as independent public accountants for 2015 will stand unless the Audit Committee determines there is a compelling reason for a change.

The Board of Directors unanimously recommends a vote FOR the ratification of KPMG LLP as independent public accountants for 2015.

PROPOSAL 3: ADVISORY VOTE TO APPROVE COMPENSATION OF NAMED EXECUTIVE OFFICERS
(PROPOSAL 3 ON YOUR PROXY CARD)

Shareholders will be given the opportunity to vote on the following advisory resolution (commonly referred to as Say-on-Pay):

“RESOLVED, that the shareholders of PNM Resources, Inc. approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in the PNM Resources, Inc. 2015 proxy statement pursuant to the compensation disclosure rules of the SEC (which disclosure includes the Compensation Discussion and Analysis section, the compensation tables and the accompanying footnotes and narratives within the Executive Compensation section of the proxy statement).”

Background on Proposal

In accordance with the Dodd-Frank Act (and related SEC rules), shareholders are being given the opportunity to vote at the Annual Meeting on this advisory resolution regarding the compensation of our NEOs.

As described in the Compensation Discussion and Analysis, which begins below on page 26, we believe attracting, motivating and retaining talented executives is critical to our achievement of the Company’s financial and strategic objectives. Our executive compensation program is designed with that premise in mind. The Company’s basic philosophy is that our NEOs should be paid for performance, as determined by a combination of corporate performance measures and individual performance. For a comprehensive description of our executive compensation program, philosophy and objectives, including the specific elements of executive compensation that comprised the program in 2014, please refer to the CD&A. The Summary of 2014 NEO Compensation, including the Summary Compensation Table and other executive compensation tables (and accompanying narrative disclosures) that follow the CD&A, beginning on page 41, provide additional information about the compensation that we paid to our NEOs in 2014.

The Dodd-Frank Act and applicable SEC rules also require that, at least once every six years, shareholders be given the opportunity to vote on an advisory basis regarding the frequency (i.e., annually, every two years, or every three years) of future shareholder advisory votes on the compensation of our NEOs. At the 2011 Annual Meeting, the shareholders indicated a preference for holding Say-on-Pay advisory votes on an annual basis as recommended by the Board of Directors. Thus, the advisory vote in Proposal 3 reflects the approved annual frequency and the next advisory vote on the frequency of future Say-on-Pay votes will occur no later than the 2017 annual meeting.

Effects of Advisory Say-on-Pay Vote

Because the vote on this proposal is advisory in nature, it will not affect any compensation already paid or awarded to our NEOs and will not be binding on the Board or the Compensation Committee. However, the Compensation Committee will consider the outcome of the vote when making future executive compensation decisions.

The Board of Directors unanimously recommends a vote FOR approval of the advisory resolution set forth above regarding the compensation of our named executive officers.

EXECUTIVE COMPENSATION
COMPENSATION DISCUSSION AND ANALYSIS

The following Compensation Discussion and Analysis (“CD&A”) should be read together with the Summary Compensation Table (“SCT”) and other tables that are presented beginning on page 41.  Please note that this CD&A contains information about our corporate goals.  We have included this information for the limited purpose of enabling investors and other readers of this CD&A to better understand our executive compensation philosophy, policies, programs and practices.  This information should not be understood to represent our management’s estimates, or our future results or other guidance, and we specifically caution investors and other readers not to apply this information to other contexts.

This CD&A informs our shareholders about our compensation philosophy and decision-making process.  It also explains the compensation-related actions taken, and factors considered, with respect to 2014 compensation for the NEOs. Based on 2014 positions and compensation levels, our NEOs are:

•	Patricia K. Collawn, Chairman, President and CEO

•	Charles N. Eldred, EVP and CFO

•	Ronald E. Talbot, SVP and COO

•	Patrick V. Apodaca, SVP, General Counsel and Secretary

•	Ronald N. Darnell, SVP, Public Policy

The Compensation Committee is composed entirely of independent directors and is responsible for approving and overseeing our executive compensation philosophy, policies, programs and practices.

OVERVIEW

2014 Performance and Resulting Performance-Based Compensation

The Company’s compensation strategy is grounded in pay for performance. Our 2014 performance demonstrates continued execution of our strategic goals. The Company achieved performance goals set forth in the incentive plans and approved incentive awards based on the following results for 2014:

AIP Performance for 2014

•	Incentive EPS of $1.48 per share in 2014 (above the target level for 2014), an increase of 4.96% when compared to 2013 Incentive EPS, which was $1.41 per share

•	Safety performance metric results were below the threshold performance goal

•	Customer Satisfaction performance metric results were at the threshold performance goal

As in previous years, the 2014 AIP provided that no awards would be made unless the Company achieved the applicable threshold level of performance for Incentive EPS determined by the Compensation Committee. Incentive EPS is a non-GAAP adjusted earnings per share performance metric designed to measure the performance of the Company’s core business. Awards were earned under the 2014 AIP based on the Incentive EPS performance measure and two operational objectives, specifically, safety and customer satisfaction. These two operational performance goals were designed to help align our compensation program with the interests of our customers, employees and shareholders.

The Compensation Committee approved annual cash incentive awards under the 2014 AIP based on corporate performance against established goals. As described above, in 2014 the Company achieved above target level of Incentive EPS for the purposes of determining actual annual incentive awards under the 2014 AIP. The Company achieved below threshold for the safety goal and at threshold for the customer satisfaction goal. The Company’s 2014 annual incentive awards are described in more detail in the Cash Compensation - Annual Incentive Awards section of Elements of Executive Compensation.

LTIP Performance for 2012-2014 under the 2012 LTIP

•
Relative TSR for the 3-year performance period, 2012-2014, was 74.48%, which ranked in the 81st percentile of the S&P 400 MidCap Utilities Index as compared to the Company’s target relative TSR of 50th percentile for the same performance period

•	The FFO/Debt Ratio for the 3-year performance period, 2012-2014, was 19.3% compared to the Company’s target FFO/Debt Ratio of 16.6% for the same performance period

The Company’s long-term incentive awards are tied to long-term shareholder returns to promote an appropriate focus on creating sustainable shareholder value. Incentives for the 2012-2014 performance period of the 2012 LTIP were earned based on the Company’s relative TSR (based on the Company’s performance compared to the S&P 400 MidCap Utilities Index), as well as the Company’s FFO/Debt Ratio. As of December 31, 2014, the Company’s aggregate performance results in the 2012 LTIP incentive metrics were at near maximum performance levels. The Company’s long-term incentives are described in more detail in the Equity Compensation - Long-Term Incentive Awards section of Elements of Executive Compensation.

The Company’s annual goals and achievement levels are detailed beginning on page 44, and its long-term goals and achievement levels are detailed beginning on page 45.

Return to Shareholders

The Company is committed to achieving financial results that consistently provide a positive return to shareholders over time. In accordance with SEC requirements, the Company prepares a performance graph each year for inclusion in the materials provided to shareholders. The current performance graph is provided here because of its relevance to the Company’s performance and is also being provided with the annual shareholder letter from our Chairman, President and CEO. The performance graph illustrates how a $100 investment in the Company’s common stock on December 31, 2009 would have grown to $273.07 by December 31, 2014, with all dividends reinvested. The chart also compares the TSR on the Company’s common stock to the same investment in the S&P 500 Index and the S&P 400 MidCap Utilities Index. The S&P 500 Index is provided for general comparison purposes, as it is in the annual performance graph, but it is not used by the Compensation Committee for any compensation decisions, benchmarking or determination of incentive awards. For the applicable year, LTIP potential performance share awards are earned based on the Company’s TSR performance relative to the S&P 400 MidCap Utilities Index, which is shown in the performance graph. For further discussion of the LTIP, please refer to the Equity Compensation - Long-Term Incentive Awards section of Elements of Executive Compensation.
COMPARISON OF 5-YEAR CUMULATIVE TOTAL RETURN

	2009	2010	2011	2012	2013	2014
PNM Resources	$100.00	$107.15	$154.62	$179.00	$216.42	$273.07
S&P 500 Index	$100.00	$115.03	$117.47	$136.18	$180.18	$204.75
S&P 400 MidCap Utilities Index	$100.00	$114.24	$133.32	$140.55	$178.34	$211.72

Data Source: Bloomberg. Historical performance does not necessarily predict future results. PNM Resources' common stock is traded on the NYSE.

Compensation Philosophy and Objectives

Our long term success depends upon our ability to provide reliable and affordable energy and services to our customers and invest wisely for present and future shareholder return.  Achievement of these outcomes depends upon our success in attracting, motivating and retaining highly talented professionals.  Our executive compensation program is designed to promote and support the overall objective of enhancing shareholder value and is based on a philosophy designed to:

•Attract and retain highly qualified, motivated and experienced executives,

•	Provide total compensation opportunities that are market competitive and reflect the size and financial resources of our Company,
•Pay our NEOs for performance based on corporate and business unit measures,
•Link corporate compensation goals to the interests of our shareholders, and
•Recognize and reward outstanding Company and individual performance.

The Company’s compensation strategy is grounded in pay for performance, which is reflected in the way we have structured base pay, short-term incentives and long-term incentives. This philosophy applies to PNMR employees, with a more significant level of variability and compensation at risk for Officers.  The charts below show the mix of pay opportunity for 2014 for our CEO and the average opportunity for our EVP and SVPs, in each case assuming these NEOs were paid under our incentive compensation plans at the target level for 2014. The average opportunity for the EVP/SVP group was derived from the average dollar amount of each component for all individuals within the group.

The Compensation Committee also considers other factors in determining the compensation of our NEOs such as their respective qualifications, experience, expertise, performance, the results of their business area, as well as the market competitiveness of the compensation opportunity.  The relative importance of these factors may vary from year to year and from NEO to NEO, because the Compensation Committee evaluates each component of pay in the context of each NEO’s total compensation.

EXECUTIVE COMPENSATION PRACTICES

The Compensation Committee strives to ensure that we compensate our NEOs consistent with shareholder interests. Highlights of our practices to sustain good governance alignment with shareholder interests include the following:

What We Do

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Pay for Performance – PNMR’s pay for performance philosophy is emphasized through variability in compensation. A significant portion of executive pay is considered “at risk” and is based on actual Company performance. TDC varies depending on the Company’s achievement of financial and non-financial objectives and long-term incentive compensation is designed to closely align with shareholders’ interests. Year-end results and related performance pay are reviewed and approved by the Compensation Committee for all NEOs, while the independent members of the Board review and approve the CEO’s compensation.

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Independent Compensation Committee – The Compensation Committee is comprised entirely of independent directors, and retains an independent compensation consultant, Pay Governance, to regularly review and evaluate the Company’s compensation program, including periodic review of the PNMR Peer Group.

•
Independent Compensation Consultant – The Compensation Committee uses an independent compensation consulting firm that provides objective and expert advice. No other services are provided to the Company by Pay Governance, the Compensation Committee’s independent compensation consultant.

•	Incentive Awards – Awards are capped at a maximum payout under both our AIP and LTIP.

•
Reasonable Retention Plan Provisions – We have implemented change in control provisions for our executives that we believe are reasonable and customary. The Change in Control provision only provides for acceleration or payment if a Change in Control actually occurs. More discussion appears in the Payments Made Upon a Change in Control section of Summary of 2014 NEO Compensation.

•
Double Trigger – The PEP generally provides for double trigger vesting following a Change in Control. More discussion appears in the Payments Made Upon a Change in Control section of Summary of 2014 NEO Compensation.

•
Clawback Provision – Pursuant to section 13.5 of the PEP, all PEP awards to Officers, including annual incentive awards and long-term incentive awards, are subject to potential clawback, or forfeiture to the fullest extent called for by applicable law or Company policy as called for in an award document. The PEP also provides that the Compensation Committee may include other clawback provisions in award documents as the Compensation Committee deems to be appropriate.

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Hiring and Retention of High-Achieving Executives – The objectives of rewarding performance and retention are balanced to ensure high-achieving, marketable executives remain motivated and committed to the Company.

•	Tally Sheets – The Compensation Committee reviews tally sheets that include compensation, benefits and retirement benefits for our NEOs prior to making annual executive compensation decisions.

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Mitigation of Undue Risk – Management and the Compensation Committee evaluate, through an annual risk assessment process, whether the Company’s compensation programs for employees, including NEOs, create risks that are reasonably likely to have a material adverse effect on the Company. Based on the risk analysis, the Compensation Committee does not believe that the policies and practices create risks that are reasonably likely to have a material adverse effect on the Company. Appropriate risk-taking is incentivized by providing a mix of long-term and short-term compensation, as well as through the use of multiple performance criteria and certain program features. Examples of the program features that assist in mitigating risk include the clawback provision and equity ownership holding guidelines. More discussion appears in the Board’s Role in Risk Oversight section on page 8.

•	Conservative Perquisites – Perquisites for our Officers are modest and serve a reasonable business purpose.

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Equity Ownership Holding Guidelines – The Compensation Committee believes rewarding the NEOs with equity compensation supports retention and helps align management with the best interests of our shareholders, our customers and the Company. Therefore, the Company has implemented equity ownership holding guidelines for all Officers requiring they hold from one (1) to five (5) times base salary in PNMR shares. See the Equity Ownership Holding Guidelines section of Additional Information.

What We Don’t Do

•	No employment contracts with our CEO or other NEOs.

•	No individual change in control agreements with our CEO or other NEOs.

•	No discounted options or SARs.

•	No excise tax gross-ups included in the Retention Plan.

•	No repricing of stock options or SARs without prior shareholder consent.

•	No share recycling for stock options and SARs.

•	No evergreen provisions within the PEP.

•	No dividends or dividend equivalents on unearned restricted shares or performance shares.

•
No hedging or monetization transactions are permitted by employees, Officers or directors, which would allow them to lock in much of the value of their Company securities, such as zero-cost collars and forward sales contracts.

•	No short sales of Company securities by any employee, Officer or director.

•	No pledging of Company securities by directors or executive officers, including the NEOs.

Results of 2014 Say-on-Pay

Our shareholders cast an advisory Say-on-Pay vote on executive compensation at the May 2014 Annual Meeting. The holders of 97.8% of the shares, present in person or by proxy and entitled to vote at the 2014 Annual Meeting, approved, on an advisory basis, the compensation of our NEOs disclosed in our 2014 proxy statement. The Compensation Committee reviewed the outcome of the advisory vote and considered it to be high approval by our shareholders.  Therefore, the Compensation Committee determined that significant changes to our executive compensation programs were not warranted, and accordingly our current compensation philosophy remains consistent with the prior year.  At our 2015 Annual Meeting, shareholders will have the opportunity to cast an advisory Say-on-Pay vote regarding the compensation of our NEOs, as disclosed in this CD&A and the accompanying tables.  At the 2011 Annual Meeting, our shareholders indicated a preference for holding Say-on-Pay votes on an annual basis, as recommended by the Board.  The next advisory vote on the frequency of future Say-on-Pay votes will occur no later than the 2017 Annual Meeting.

The Compensation Committee and management continue to review our executive compensation practices and policies to ensure alignment with competitive pay practices.  As noted in the 2014 Changes section below, the Compensation Committee supported changes to the executive compensation program, as recommended by management.

2014 Changes

The following changes were made to our 2014 executive compensation program to further align the structure of the program with shareholders’ interests and current market practices:

Base Salary

The Compensation Committee approved an increase in base salaries for the NEOs, with the independent members of the Board approving the increase in base salary for our CEO.

Annual Incentive Awards

The Compensation Committee approved the 2014 AIP for the performance period January 1, 2014 to December 31, 2014. The performance metrics remained the same as the 2013 AIP - Incentive EPS (weighted 60%), Customer Satisfaction (weighted 20%) and Safety (weighted 20%). The Company continues to focus on customer satisfaction by aligning operations and programs to better serve our customers’ evolving needs in a rapidly changing energy landscape. The primary goal of safety is to ensure all employees return home safely at the end of each day. The 2014 AIP target award opportunity level for the CEO was increased from 90% to 95% of base salary, the EVP was increased from 65% to 70% of base salary and the SVP, Public Policy was increased from 45% to 50% of base salary.

Long-Term Incentive Awards

The Compensation Committee also approved the 2014 LTIP for the 3-year performance period of 2014-2016 (incentives, if earned, will be awarded in 2017) to support long-term performance and to align with industry trends and market practices. The 2014 LTIP award mix is comprised 70% of performance shares (based on relative TSR weighted at 60% and FFO/Debt Ratio weighted at 40%) and 30% of time-vested restricted stock rights (vesting equally over a 3-year period). For the 2014 LTIP, the target award opportunity for the CEO was increased from 200% to 210% of base salary and for the SVP, COO from 85% to 90% of base salary.

New Performance Equity Plan

The shareholders of PNMR approved the PNMR 2014 Performance Equity Plan at the 2014 Annual Meeting of Shareholders. The terms of this plan were previously disclosed in PNMR’s 2014 proxy statement.

Retirement

Effective January 1, 2014, the After-Tax Plan was amended to prohibit participants from electing participation in the After-Tax Plan on or after January 1, 2014. The After-Tax Plan will be terminated effective on or before June 30, 2015.

The ESP II Plan and the After-Tax Plan were amended so that a participant will only be eligible to receive matching credits on compensation in excess of the limit imposed by Section 401(a)(17) of the Tax Code for the relevant plan year. The matching credits are in the amount equal to 75% of the first 6% of compensation in excess of the limit imposed by Section 401(a)(17) of the Tax Code. Both amendments became effective January 1, 2014.

Effective January 1, 2015, the ESP II was amended to (1) eliminate specified date distributions for amounts credited to a participant’s account on or after January 1, 2015, (2) eliminate the annuity distribution option, and (3) limit installment payments to a 5-year or 10-year period for amounts credited to a participant’s account on or after January 1, 2015.

The Compensation Committee approved adjustments to the supplemental target contributions to the ESP II or After-Tax Plan for certain NEOs to achieve the approved competitive pay replacement ratios, between 40% to 60% of pre-retirement income.

Elements of Executive Compensation

Our executive compensation program is designed to maintain an appropriate and competitive balance between fixed pay (base salaries) and variable pay incentives (annual and long-term incentives). The program consists of three core elements that comprise TDC – base salary, annual cash incentive awards, and long-term incentive awards that are targeted at the median level of compensation paid to executive officers of similar companies in the 2014 Benchmark Data (as described in the Role of the Independent Compensation Consultant section of Administration and Resources).  The annual and long-term incentives are structured to reward the achievement of strategic, financial and operational performance goals.  The NEO with the highest level of responsibility, the CEO, has the greatest variability in TDC. The Compensation Committee sets targets for each element of compensation separately at approximately the median range, and then makes appropriate adjustments to the elements of compensation based on each individual NEO’s performance, experience and strategic role to the Company. If the Compensation Committee increases a NEO’s base salary, it also considers the resulting impact on annual and long-term performance-based incentive compensation levels and benefits. Below is a summary of compensation and benefits provided to our Officers.

Compensation Component	Key Characteristics	Purpose
Base Salary	• Fixed amount of cash compensation based on an Officer's role, experience and responsibilities
•    Compensate Officers for scope of responsibilities, previous experience, individual performance and business unit performance
•    Provide base compensation at a level consistent with our compensation philosophy

Annual Incentive Awards
• Variable annual cash incentive based on corporate performance metrics with threshold, target and maximum opportunities for each Officer. Incentive EPS threshold must be achieved to receive any incentives and are capped at a maximum award level
• Reward and motivate Officers for achieving the annual financial and operating goals across the organization • Link annual pay with annual performance
Long-Term Incentive Awards
• Variable compensation incentive based on long-term corporate performance metrics, typically with a 3-year performance period, and generally granted annually. Currently, the awards are a combination of performance shares and time-vested restricted stock rights awards. Amounts actually earned will vary based on corporate performance

•    Reward Officers for achieving business objectives by tying incentives to the performance of PNMR's stock price over the long term
•    Align the interests of the Officers and the shareholders
•    Reward and motivate long term performance - link long-term pay with long-term performance
•    Enhance retention of Officers

Deferred Compensation and Retirement Benefits	• Deferred compensation and other retirement benefits	• Enhance recruitment and retention by aligning benefits with competitive market practices • Provide for future retirement of Officers
Supplemental Benefits	• Generally limited to perquisites such as officer life insurance, long-term disability, executive physicals and the ESA. The ESA is limited to $23,000 for the CEO and $18,000 for the EVP and SVPs	• Attract and retain Officers
Potential Severance Benefits and Change in Control	• Amounts payable only if employment is terminated under certain conditions
•    Support the objective assessment and execution of potential changes to the Company's strategy and structure by our Officers
•    Enhance retention of management by reducing concerns about employment continuity

Cash Compensation

Base Salary

Base salary is the fixed component of compensation paid to compensate each NEO for effectively discharging the duties and responsibilities of his or her position.  The Compensation Committee sets each NEO’s base salary (except the CEO’s base salary, which is set by the independent members of the Board) by considering a variety of factors, including, but not limited to:

•	Scope of responsibilities,

•	Previous experience,

•	Individual performance,

•	Base salaries for comparable NEOs within the PNMR Peer Group,

•	Published compensation surveys and proprietary survey data such as the Towers Watson U.S. CDB General Industry Executive Database, and

•	Recommendations from the Compensation Committee’s independent compensation consultant.

The Compensation Committee considers all of these factors in arriving at each NEO’s base salary level. Salary adjustments, if any, are based on the median of base salaries of applicable benchmarking analysis of comparable positions, described in the Role of the Independent Compensation Consultant section of Administration and Resources, as well as the Company’s performance, internal pay equity among the NEOs, and the Compensation Committee’s evaluation of the NEO’s performance.  Performance is primarily measured on the basis of corporate and individual performance, with applicable goals and objectives being established at the beginning of each year.

Base salaries are reviewed annually. According to the 2014 Benchmark Data, each NEO’s base salary was either approximately at or below median levels. After reviewing the 2014 Benchmark Data, recommendations from management and Pay Governance, and considering the Company’s performance and the individual NEO’s performance in 2013, the Compensation Committee increased the 2014 NEO base salaries. Even after taking into account the base salary increases approved in 2014, the NEO’s base salaries remained approximately at or below the median of the 2014 Benchmark Data.
Annual Incentive Awards

The AIP provides annual cash incentives to reward the NEOs for the achievement of annual financial and operating goals and reinforces the Company’s pay for performance philosophy.  Our philosophy is to set the AIP award opportunities at the approximate median for NEOs in comparable positions based on an applicable benchmarking analysis, which for 2014 consisted of the 2014 Benchmark Data.  The 2014 financial and operating performance goals are described beginning on page 44.  The Company and individual NEOs achieved their 2014 performance goals above the target level for the Incentive EPS performance goal (weighted at 60%), and threshold level for the customer satisfaction goal (weighted 20%), but performance was below threshold level for the safety performance goal (weighted 20%).

No incentive award is paid for achieving performance that is below the Incentive EPS threshold level and annual incentive awards are capped at the maximum opportunity, 200% of target. The Compensation Committee does not have the discretion to increase AIP awards for NEOs who are covered employees under Section 162(m) of the Tax Code. For 2014 AIP awards, the Compensation Committee did not exercise its negative discretion to decrease the AIP awards to any NEO. Straight-line interpolation determines the bonus payout for performance that falls between threshold and target or between target and maximum levels. Performance results and related annual incentive awards for the 2014 performance period were reviewed and approved by the Compensation Committee, and by the independent members of the Board for the CEO, at its meeting in February 2015. More detail can be found in the NEO Incentive Goals and Results section of Summary of 2014 NEO Compensation.

2014 NEO ANNUAL INCENTIVE AWARD OPPORTUNITIES

Position	Threshold Opportunity*	Target Opportunity*	Maximum Opportunity*
CEO	47.5%	95%	190%
EVP	35%	70%	140%
SVP (other than SVP for Public Policy)	27.5%	55%	110%
SVP for Public Policy	25%	50%	100%
*As a percentage of base salary

Equity Compensation

Long-Term Incentive Awards

The 2012 LTIP was for the 3-year performance period of the calendar years 2012 to 2014, awarded in 2015. The 2012 LTIP award mix is comprised of 70% performance shares and 30% time-vested restricted stock rights. The time-vested restricted stock rights were awarded in March 2015, following the end of the performance period, and will vest equally over a 3-year period. The performance share awards under the 2012 LTIP were based on two performance measures: relative TSR (based on Company performance compared to the S&P 400 MidCap Utilities Index) and FFO/Debt Ratio (targets are determined by the Board based on the Company’s long range operating plan), weighted 60%/40%, respectively. The 2012 LTIP was described in the Company’s 2013 proxy statement. For the 2012 LTIP (2012-2014 performance period), the Company and the NEOs achieved near maximum level performance based on achieving the relative TSR performance goal above target and FFO/Debt performance goal at the maximum level. Performance results and related long-term incentive awards for the 2012 LTIP were reviewed and approved by the Compensation Committee and the independent members of the Board for the CEO, at its meeting in February 2015. More detail can be found in the Long-Term Incentive Awards section of Summary of 2014 NEO Compensation.

In 2014, the Compensation Committee approved the 2014 LTIP for the 3-year performance period of the calendar years 2014 to 2016, awarded in 2017. The 2014 LTIP award mix is comprised of 70% performance shares and 30% time-vested restricted stock rights. The time-vested restricted stock rights, that may be awarded following the end of the performance period, will vest equally over a 3-year period. The performance share awards under the 2014 LTIP are based on two performance measures: relative TSR (based on Company performance compared to the S&P 400 MidCap Utilities Index) and FFO/Debt Ratio (targets are determined by the Board based on the Company’s long range operating plan), weighted 60%/40%, respectively. These measures are designed to align Officers’ interests with the long-term interests of the Company and its shareholders by tying incentives to stock performance and credit metric objectives. The threshold, target and maximum levels determined by the Compensation Committee for relative TSR and FFO/Debt are set forth on page 45. The Compensation Committee does not have the discretion to increase actual LTIP awards for NEOs who are covered employees under Section 162(m) of the Tax Code.

The Company has not used newly issued shares or treasury shares to satisfy any equity awards granted under the PEP. Because the Company’s past and current practice is to only use shares acquired on the open market to satisfy awards of earned performance shares and vested restricted stock rights, the satisfaction of these awards does not increase the number of shares outstanding and does not have a dilutive impact on our shareholders. However, the awards are considered to be dilutive securities in the computation of earnings per share during the period from granting of the award until the satisfaction of the awards following being earned or becoming vested. The dilutive impact of these awards on earnings per share has not been significant.

Long-Term Incentives - Special Award, Retention Grant

As described in the Company’s 2012 proxy statement, in 2012 the Compensation Committee recommended, and the independent directors approved, a special performance-based retention grant (the “Retention Grant”) to the Company’s Chairman, President and CEO, Ms. Collawn.  The Retention Grant was intended to reward Ms. Collawn for the Company’s performance (based on the Company’s improvement in TSR) and further incentivize her to remain in her current position for an extended period of time.  Given Ms. Collawn’s performance and contributions to the Company, the Retention Grant was provided to partially close the gap between her TDC and the median TDC for her peer CEOs, as reported in the benchmark data considered by the Compensation

Committee at the time of the Retention Grant. Pursuant to the Retention Grant, Ms. Collawn is eligible to be granted 135,000 shares of the Company’s common stock at the end of the 2012-2016 performance period.  A portion of the retention grant, namely 35,000 of the 135,000 shares, was subject to accelerated vesting in 2015 if the Company achieved an annualized, compounded 5% increase in TSR through December 31, 2014 (as measured by comparing the Company’s stock price on the last 20 trading days in 2011 to the price on the last 20 trading days in 2014). In February 2015, the Compensation Committee and the independent members of the Board determined that the Company achieved the relevant performance level of TSR for the accelerated vesting and approved the granting of the 35,000 shares to Ms. Collawn. If the Company achieves an annualized, compounded 5% increase in TSR through 2016 (as measured by comparing the Company’s stock price on the last 20 trading days in 2011 to the price on the last 20 trading days in 2016), the remaining portion of the Retention Grant (100,000 shares) will vest and be awarded in 2017.  All shares earned under the Retention Grant are issued under the PEP, and, with certain exceptions, Ms. Collawn must remain employed by the Company, as of the applicable vesting dates, to receive the grants described above.

Deferred Compensation

Deferred Compensation and Retirement Benefits

Our NEOs participate in the Company’s RSP (a broad-based 401(k) plan) and either a non-qualified supplemental deferred compensation plan (the “ESP II” – which runs side-by-side with the RSP) or an alternative plan (the “After-Tax Plan”).  Effective January 1, 2014, the After-Tax Plan was amended to prohibit participants from electing to participate in the After-Tax Plan on or after January 1, 2014. The After-Tax Plan will be terminated effective on or before June 30, 2015. Certain other changes to the ESP II were approved in 2014, as previously described under 2014 Changes. These programs are described in more detail beginning on page 50.

Supplemental Benefits

Supplemental Benefits and Perquisites

In order to attract and retain key executive talent in an increasingly competitive marketplace, the Company provides its NEOs reasonable supplemental benefits that make up a small component of their overall compensation and benefits.  The 2014 supplemental benefits include: company-paid premiums for life insurance, long-term disability insurance, executive physicals (NEOs only), and the ESA (e.g., reimbursement for personal financial management and estate planning services). The 2014 supplemental benefits are set forth in footnote 5 of the SCT on page 43.

Post Termination Compensation

Potential Severance Benefits

The Company offers severance benefits to the NEOs to mitigate the possible difficulty they may have finding comparable employment, within a reasonable period of time, following a separation from service.  Under our Severance Plan, benefits are only payable if the NEO’s position is eliminated through no fault of his or her own.  The Severance Plan and related benefits are described in more detail on page 54.

Potential Change in Control Benefits

The Company also recognizes, as is the case with many publicly-held companies, the possibility of a change in control. A change in control, combined with the uncertainty and the questions that it may raise, may potentially result in the departure or distraction of key management to the detriment of the Company and our shareholders. This could also impact the Company’s ability to continue to provide efficient and reliable utility services to its customers.  The Company and the Compensation Committee have determined that appropriate steps should be taken to reinforce and encourage the continued attention and dedication of the Company’s key management to their assigned duties and to facilitate recruitment of future employees without distraction in the face of potentially challenging circumstances arising from the possibility of a change in control of the Company.  The Company and the Compensation Committee have also concluded that it is appropriate to provide competitive and fair compensation and benefits to employees terminated under these circumstances through our Retention Plan.

The Retention Plan provides the NEOs with benefits if their employment is terminated, under certain circumstances, within 24 months following a change in control of the Company.  The purpose of our Retention Plan is to better align the NEO’s interests with the interests of our shareholders and to provide the NEOs with reasonable protection from loss of employment resulting from a change in control.  The provision of benefits pursuant to the Retention Plan also facilitates our recruitment and retention of talented NEOs by providing reasonable and expected protections.  Our Retention Plan and change in control benefits are described in more detail beginning on page 54.

ADMINISTRATION AND RESOURCES

Roles of the Compensation Committee, Board of Directors and Executive Officers

Pursuant to its role as assigned by the Board, the Compensation Committee is primarily responsible for the design and administration of our executive compensation program.  Additionally, our Board, our executive officers and an independent compensation consultant play important roles.  The Compensation Committee establishes and periodically reviews all elements of our executive compensation program.  The ultimate responsibility for determining the level of compensation paid to each of the NEOs, other than the CEO, resides with the Compensation Committee.  The Compensation Committee makes a recommendation to our independent directors of the Board (a group that includes, but is not limited to, the members of the Compensation Committee) regarding the level of the CEO’s compensation and the final decision is made by the independent directors.  The Board, based on the recommendations of the Compensation Committee, approves all equity compensation plans and equity awards for Officers.  In setting (or recommending in the case of the CEO) specific compensation levels, the Compensation Committee considers the CEO’s evaluation of the other NEOs and the self-evaluation prepared by the CEO.  The independent members of the Board take into consideration their evaluation of the CEO’s performance when approving or setting the CEO specific compensation levels. The CEO recommends corporate-level performance goals to the Compensation Committee for approval.  The CEO provides regular input to the Compensation Committee with respect to the overall structure of the executive compensation program, including how the program can be effectively aligned with the Company’s financial and strategic objectives.  However, the final decision related to the executive compensation program rests with the Compensation Committee, with approval of the independent members of the Board, for all Officer equity plans, Officer equity awards and CEO compensation.

Role of the Independent Compensation Consultant

Pursuant to its Charter, the Compensation Committee selects and retains an independent compensation consultant (at the Company’s expense) whose services include: providing peer group and market compensation data, providing information on trends and regulatory issues affecting executive pay, performing competitive market analysis, recommending compensation program and plan changes and recommending Officer compensation structure and levels.  In May 2013, the Compensation Committee selected Pay Governance to be its independent compensation consultant pursuant to the Compensation Committee’s Policy Governing Fees and Services for Executive Compensation Consultants. Prior to engaging Pay Governance, and then again at its December 2014 meeting, the Compensation Committee evaluated Pay Governance’s independence as its compensation consultant by considering each of the independence factors specified by the NYSE and the SEC. Based on the evaluation, the Compensation Committee determined that no conflict of interest exists that would prevent Pay Governance from independently advising the Compensation Committee. On occasion, the independent compensation consultant provides information to the members of management, but all its services are provided and performed at the request of and pursuant to instructions provided by the Compensation Committee. None of the NEOs are present during the Compensation Committee’s discussions with the independent consultant regarding his or her individual compensation. During 2014, no services were provided to the Company by Pay Governance, other than the services relating to executive compensation that are described in this proxy statement.

The Compensation Committee strives to provide target compensation opportunities that are at the median TDC of the appropriate benchmark group of companies, which reflect the market within which PNMR competes for senior executive talent. Information referenced in 2013 to assist in setting 2014 compensation levels was obtained and analyzed as follows:

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Management engaged Towers Watson to perform a competitive assessment of the Company’s executive compensation program, including compensation opportunity levels for the CEO and other NEOs (the “Towers Watson study”). Pay Governance reviewed the approach and independently confirmed the findings of the Towers Watson study.

•
The Towers Watson study compared our NEO compensation to (1) market data for the PNMR Peer Group described below and (2) market data from the companies (listed in Appendix A) comprising the Towers Watson 2013 U.S. CDB General Industry Executive Database of similarly sized companies (companies with revenue of $1 billion - $3 billion).

•
For corporate-function roles, such as those of our NEOs, talent may be recruited by or lost to companies that are similar in size to the Company, which may or may not be in the utility/energy sector. Therefore, to determine overall market compensation levels, the benchmark analysis used these two market databases, weighted respectively at 75% for PNMR Peer Group and 25% for the Towers Watson 2013 U.S. CDB General Industry Executive Database of similarly sized companies (collectively, the 2014 Benchmark Data). The Towers Watson 2013 U.S. CDB General Industry Executive Database data was not included in the weighted average for one position, SVP, COO, as market data for the general industry benchmark position survey sample size was too small. The SVP, COO position was benchmarked 100% on the median of the PNMR Peer Group.

•
The median compensation levels of the 2014 Benchmark Data were the primary reference points used by the Compensation Committee to evaluate executive compensation. The Compensation Committee used these figures to benchmark TCC and TDC paid to the NEOs (both individually and as a group) to similar types and elements of compensation paid to executives holding comparable positions in the marketplace.

•	The 2014 Benchmark Data for TCC and TDC showed that the compensation levels for each of our NEOs were at median or below.

PNMR Peer Group

Prior to setting compensation levels for 2014, the Compensation Committee reviewed the PNMR Peer Group and confirmed that it continued to be an appropriate peer group, based on the following criteria:

1.	Ownership structure (publicly-traded),
2.	Business focus (electric utility and multi-utility companies),
3.	Size (between one-third and three times the Company's size in terms of revenues),
4.	Organizational complexity,
5.	Operational characteristics (such as nuclear generation ownership, multi-state regulated utilities), and
6.	Likely competition for executive talent.

The following table lists the companies that comprised the PNMR Peer Group that was referenced in late 2013, for purposes of setting 2014 pay levels.

PNMR PEER GROUP

ALLETE, Inc.	NorthWestern Corporation
Alliant Energy Corporation	NV Energy, Inc.*
Avista Corporation	OGE Energy Corporation
Black Hills Corporation	Pinnacle West Capital Corporation
Cleco Corporation	Portland General Electrical Company
El Paso Electric Company	TECO Energy, Inc.
Great Plains Energy, Inc.	UNS Energy Corporation**
Hawaiian Electric Industries, Inc.	Vectren Corporation
IDACORP, Inc.	Westar Energy, Inc.
*On December 19, 2013, NV Energy, Inc. was acquired by MidAmerican Energy Holdings Company, a subsidiary of Berkshire Hathaway Inc.
**On August 15, 2014, UNS Energy Corporation was acquired by Fortis, Inc.

2015 COMPENSATION ACTIONS

In February 2015, the Compensation Committee approved the 2015 AIP and the 2015 LTIP. The Compensation Committee approved an increase to the base salary for Mr. Apodaca as his base salary was below the current median base salary for his position; the remaining NEOs did not receive a base salary increase. The base salary increase for Mr. Apodaca was based on corporate and individual performance and on the current median base salaries for the corresponding executive position in the 2015 Benchmark Data. The 2015 Benchmark Data and performance measures for 2015 compensation levels will be described in the 2016 proxy statement.

The 2015 AIP has similar performance goals as the 2014 AIP with a financial goal of Incentive EPS (60%) and two operational goals, customer satisfaction (20%) and safety (20%). No incentive award will be paid for achieving performance that is below the Incentive EPS threshold level and incentive awards will be capped at the maximum opportunity. Straight-line interpolation will determine the bonus payout for performance that falls between threshold and target or target and maximum levels.

The Compensation Committee also approved the 2015 LTIP for the 3-year performance period of 2015-2017 to align with industry trends and market practices. The 2015 LTIP is based on three performance measures: relative TSR (based on Company performance compared to the S&P 400 MidCap Utilities Index), FFO/Debt Ratio (targets are determined by the Board based on the Company’s long range operating plan), and an earnings growth measure (targets are determined by the Board based on the Company’s long range operating plan), weighted 40%, 35% and 25%, respectively. The threshold, target and maximum levels have been approved by the Compensation Committee for relative TSR, the FFO/Debt Ratio and earnings growth performance measures for the 2015 LTIP. The 2015 LTIP award mix is comprised of 70% of performance shares and 30% of time-vested restricted stock rights. Any time-vested restricted stock rights that are actually awarded pursuant to the 2015 LTIP will be awarded in 2018 following the end of the performance period and will vest over three years.

In December 2014, the Company entered into an Employee Retention Agreement (the “CFO Retention Agreement”) with the Company’s EVP and CFO, Mr. Eldred. The CFO Retention Agreement was effective on January 1, 2015 and is intended to incentivize Mr. Eldred to continue in his current position through December 31, 2017 and to reward him for the Company’s performance during that period (based on the Company’s earnings growth). Pursuant to the CFO Retention Agreement, Mr. Eldred will be entitled to a retention bonus equal to $175,000 (paid by allocating discretionary credits under the ESP II) and restricted stock rights equal to $100,000 divided by the fair market value of one share of the Company’s stock, as of the grant date, if he remains employed and satisfies the specified performance measures as of December 31, 2016. The grant date shall be the date on which the Compensation Committee makes the final determination if the specified performances measures have been satisfied. Mr. Eldred will be entitled to a retention bonus equal to $200,000 (paid by allocating discretionary credits under the ESP II) and restricted stock rights equal to $275,000 divided by the fair market value of one share of the Company’s stock as of the grant date, if he remains employed and satisfies the specified performance measures as of December 31, 2017.

Mr. Eldred’s eligibility to receive the foregoing amounts is subject to certain conditions, including the Compensation Committee’s determination of whether the applicable performance measures have been satisfied. If Mr. Eldred does not satisfy the applicable performance measures as of the first retention date but satisfies the applicable performance measures as of the second retention date, Mr. Eldred will be entitled to receive all amounts described above. If Mr. Eldred does not satisfy the performance measures as of either retention date, the Compensation Committee will have the discretion to award him a retention bonus and/or a restricted stock rights award in such amount as it deems appropriate, although the Compensation Committee will be under no obligation to do so. In the event that Mr. Eldred’s employment ends prior to a retention date, depending on the circumstances of his departure, Mr. Eldred may be entitled to receive a pro-rated retention bonus and restricted stock rights award in accordance with the terms and conditions of the CFO Retention Agreement. All such shares payable pursuant to the CFO Retention Agreement would be issued under the PEP.

In March 2015, the Company entered into an Employee Retention Agreement (the “CEO Retention Agreement”) with the Company’s Chairman, President and CEO, Ms. Collawn. The CEO Retention Agreement is intended to incentivize Ms. Collawn to meet certain performance measures and to remain in her current position for an extended period of time. Pursuant to the CEO Retention Agreement, if the Company achieves the specified performance measure (based on achieving a 3% or more compounded annual rate of earnings growth) by December 31, 2019, Ms. Collawn is eligible to be granted 53,859 performance shares, if she remains employed (less any performance shares that were earned and vested on an accelerated basis). Under the CEO Retention Agreement, 17,953 performance shares, are subject to accelerated vesting in 2018, if the Company achieves the specified performance measure (based on achieving a 3% or more compounded annual rate of earnings growth) as of December 31, 2017.

Ms. Collawn’s eligibility to receive the foregoing amounts is subject to certain conditions, including the Compensation Committee’s determination of whether the applicable performance measures have been satisfied and the Board’s certification and approval of the award. In the event that Ms. Collawn’s employment ends prior to a retention date, depending on the circumstances of her departure, Ms. Collawn may be entitled to receive a pro-rated performance share award in accordance with the terms and conditions of the CEO Retention Agreement. All such shares payable pursuant to the CEO Retention Agreement would be issued under the PEP.

ADDITIONAL INFORMATION

Corporate Governance

The Company and the Compensation Committee continue to monitor corporate governance best practices and give consideration to incorporating them into our compensation processes and policies, as appropriate.

Clawbacks

The PEP provides that clawback provisions may be included in the award documents. The clawback provisions may be applicable to all PEP awards, including the AIP and the LTIPs. As examples only, the awards subject to the clawback provision would include annual incentive awards, performance cash awards, performance shares and restricted stock rights. The Company currently complies with the Sarbanes-Oxley Act of 2002, as it relates to clawbacks.  The Company also plans to implement an executive compensation recoupment policy that will, at a minimum, fully comply with the final rules to be issued by the SEC and NYSE pursuant to the Dodd-Frank Act.

Insider Trading Policy; No Hedging or Pledging of Company Stock

As discussed on page 9 of this proxy statement, the Company’s Insider Trading Policy prohibits all directors, Officers and employees from engaging in hedging or monetization transactions that allow a person to lock in much of the value of his or her Company securities, such as zero-cost collars and forward sales contracts. Further, our Insider Trading Policy prohibits all directors and executive officers, including the NEOs, from pledging Company securities as collateral for a loan.

Double Trigger Vesting Following a Change in Control

The PEP includes, as a general rule, double trigger vesting following a change in control.  Double trigger vesting results only if a NEO is terminated without cause or is constructively terminated following a change in control. See Payments Made Upon a Change in Control beginning on page 54.

CEO Succession Planning

The Board, including the members of the Compensation Committee, reviews the CEO succession planning process on an annual basis. The succession planning process is designed to ensure that internal candidates are identified and developed well before the position may need to be filled. The succession planning process addresses both short and long term succession potential needs.

Equity Ownership Holding Guidelines

To maintain alignment between our NEOs and shareholders, we continue to provide equity-based compensation, as well as maintain ownership holding guidelines. Our ownership holding guidelines provide that each NEO should own PNMR equity having a value equal to a specified multiple of the NEO’s base salary.  The multiples range from three (3) to five (5) times base salary, depending upon the position of the NEO.  The ownership holding guidelines also require that each NEO retain 100% of any equity he or she receives under our PEP (after mandatory withholding to satisfy minimum tax obligations) until he or she has achieved the applicable guideline multiple.

The Compensation Committee believes these guidelines further align the interests of NEOs with the interests of our shareholders by ensuring that the NEOs maintain a significant long-term stake in the Company and are subject to the risks of equity ownership.  All equity that the Officer either holds directly or indirectly, in addition to any unvested restricted stock rights and any earned performance shares, count towards compliance with the ownership holding guidelines.  The Compensation Committee reviews compliance with the ownership holding requirements on an annual basis for all NEOs, and did so most recently at its December 8, 2014 meeting.  As of December 31, 2014, NEO equity ownership holdings were as noted below:

2014 EQUITY OWNERSHIP HOLDINGS

NEO	Holding Requirement*	Percent of Holding Requirement**
P. K. Collawn	5X	302%
C. N. Eldred	3X	263%
R. E. Talbot	3X	119%
P. V. Apodaca	3X	195%
R. N. Darnell	3X	137%
*As a multiple of base salary
**Based on 12/31/2014 closing price on the NYSE of $29.63.

As of December 31, 2014, all of the NEOs exceeded the applicable ownership holding requirements.  The current holdings of each NEO are shown on page 17.

Impact of Tax and Accounting Requirements

The Compensation Committee evaluates costs, cash flow implications and the deductibility of compensation to maximize financial efficiencies.  Furthermore, in the context of our “covered employees” (as defined in Section 162(m) of the Tax Code), the Compensation Committee considers the objective of having the incentive-based compensation components qualify for the performance-based compensation exception to the limits on the deductibility of compensation imposed by Section 162(m).

Section 162(m) generally limits the Company’s income tax deduction for compensation paid to covered employees to $1 million.  Compensation that qualifies for the performance-based compensation exception is not subject to this limitation.  Generally, in order to qualify for the performance-based compensation exception, the payment of the compensation must be contingent on the achievement of certain objective performance goals.  The Compensation Committee has endeavored to qualify certain components of our executive compensation program for the performance-based compensation exception.  However, the Compensation Committee has chosen to forgo the deduction in other situations or with respect to certain awards (e.g., time-vested restricted stock rights awards), if it determines such action to be in the best business interest of the Company to recognize and motivate Officers as circumstances warrant.  In 2014, we incurred compensation for our NEOs of approximately $140,000 that may not be deductible for tax purposes.  In addition, when determining whether to offer a particular form of equity compensation to Officers, the Compensation Committee takes into consideration the accounting implications associated with that form of compensation.  Traditionally, accounting-related considerations have not had a significant impact on the Compensation Committee’s decisions about the total compensation of the NEOs or the structure of our executive compensation program.  Likewise, although the Compensation Committee considers the personal tax implications for the NEOs of different forms of compensation in designing our executive compensation program (and individual plans), such considerations have not materially impacted the Compensation Committee’s ultimate decisions about executive compensation.

Adjustments for Certain Items

Consistent with past practice and based on criteria determined at the beginning of the performance period, the Compensation Committee may, subject to compliance with an applicable plan or award agreement(s) as well as applicable law or regulations, adjust the performance measures underlying certain incentive compensation awards to eliminate the effects of certain items.  The adjustments are intended to ensure that award payments are based on the underlying performance of the Company’s core business and are not artificially inflated or deflated due to such effects in the award year.  The adjustments made for 2014 award calculations for Incentive EPS and FFO/Debt Ratio are reflected in the definitions of Incentive EPS and FFO/Debt Ratio set forth in the Glossary beginning on page ii.  These defined terms are used solely for measuring performance for compensation purposes and should not be considered earnings guidance by the Company.

COMPENSATION AND HUMAN RESOURCES COMMITTEE REPORT
ON EXECUTIVE COMPENSATION

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with the Company’s management and, based on such review and discussion, recommended to the Board its inclusion into the 2015 proxy statement.

The Compensation Committee is pleased to submit this report to the Company’s shareholders.

Members of the Compensation Committee:

Alan J. Fohrer, Chair
E. Renae Conley
Robert R. Nordhaus
Joan B. Woodard

SUMMARY OF 2014 NEO COMPENSATION

ANALYSIS OF 2014 NEO COMPENSATION

Base Salary

The following 2014 base salaries for the NEOs were approved in February of 2014.

NEO BASE SALARY

NEO	2014 Base Salary
Patricia K. Collawn	$770,000
Chairman, President and CEO
Charles N. Eldred	$436,800
EVP and CFO
Ronald E. Talbot	$378,525
SVP and COO
Patrick V. Apodaca	$315,180
SVP, General Counsel and Secretary
Ronald N. Darnell	$252,144
SVP, Public Policy

SUMMARY OF EXECUTIVE COMPENSATION

The table following summarizes the total compensation paid to or earned by the NEOs for the years ended December 31, 2014, 2013 and 2012.

SUMMARY COMPENSATION TABLE

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
		(1)		(2)		(3)	(4)	(5)
Patricia K. Collawn, Chairman, President and CEO	2014	763,269	—	1,504,799	—	530,813	—	554,750	3,353,631
	2013	719,423	—	1,169,469	—	583,200	—	418,668	2,890,760
	2012	629,808	—	2,432,375	—	519,225	—	458,525	4,039,933
Charles N. Eldred, EVP and CFO	2014	432,277	—	457,043	—	220,500	—	424,666	1,534,486
	2013	420,000	—	423,322	—	267,060	—	405,930	1,516,312
	2012	414,615	—	384,963	—	221,000	—	354,808	1,375,386
Ronald E. Talbot, SVP and COO	2014	373,672	—	324,141	—	148,706	—	160,616	1,007,135
	2013	357,673	—	280,253	—	179,317	—	195,191	1,012,434
	2012	323,077	100,000	280,550	—	159,935	—	224,473	1,088,035
Patrick V. Apodaca, SVP, General Counsel and Secretary	2014	312,709	—	263,832	—	126,225	—	226,428	929,194
	2013	304,385	—	240,207	—	160,260	—	174,112	878,964
	2012	289,231	—	212,677	—	140,530	—	166,268	808,706
Ronald N. Darnell, SVP, Public Policy	2014	250,813	—	194,880	—	92,700	—	128,084	666,477
	2013	245,262	—	176,330	—	103,507	—	140,801	665,900
	2012	237,323	—	160,255	—	88,489	—	135,686	621,753

(1)     2014 salary amounts include cash compensation earned by each NEO during 2014, as well as any amounts earned in 2014, but contributed into the RSP, the ESP II, or the After-Tax Plan (as applicable).

(2)    Represents the grant date fair value of all stock awards calculated in accordance with FASB ASC Topic 718.  For 2014, the amount indicated is the aggregate grant date fair value of all grants of (A) time-vested restricted stock rights granted on March 5, 2014 (shown as RSA in the GPBA Table) and (B) performance share awards (shown as PS in the GPBA Table), based on target performance, which the Company considered the probable outcome on the grant date. The assumptions used in determining the grant date fair value of stock awards are set forth in Note 13 of the Consolidated Financial Statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014.  The actual cash value that the NEO may realize on the vesting of the restricted stock rights or performance shares will depend on the number of shares that ultimately vest, the market price of our common stock at the date of vesting and ultimately, the value received by the employee on the sale of the stock.  Time-vested restricted stock rights awards vest over a three-year period beginning on the grant date.  The table following shows the grant date fair value of all 2014 stock awards assuming maximum performance of the 2014 LTIP performance share awards (shown as PS in the GPBA table) and the actual RSA awards shown in the GPBA Table. As discussed above, column (e) of the SCT assumes target performance of PS awards. Both column (e) of the SCT and the table following also include the grant date fair value of the actual RSA awards.

Grant Date Fair Value Assuming Maximum

Name	Grant Date Fair Value of Actual RSA & Maximum PS Awards ($)
P. K. Collawn	2,660,127
C. N. Eldred	798,216
R. E. Talbot	563,729
P. V. Apodaca	455,916
R. N. Darnell	331,803

 (3)      Column (g) of the SCT for 2014 reflects the actual amount of annual incentive cash awards earned in 2014 under the 2014 AIP (shown as AIP awards in the GPBA Table).

(4)    There are no above-market or preferential rate earnings to report for the ESP II or the After-Tax Plan.

(5)    The table following reflects the types and dollar amounts of perquisites, additional compensation and other personal benefits provided to the NEOs during 2014.  For purposes of computing the dollar amounts of the items listed below, we used the actual out-of-pocket costs to the Company of providing the perquisite or other personal benefit to the NEOs.  The NEOs paid any taxes associated with these benefits without reimbursement from the Company.

All Other Compensation Table

Name	Payment of Officer & Management Life Premium ($)	Payment of Long- Term Disability Premium ($)	ESA Amounts ($)	RSP Company Contri- butions ($)	ESP II Company Contri- butions ($)	After-Tax Plan Company Contri-butions ($)	Executive Physicals ($)	All Other Compensation (Total) ($)
			(a)		(b)	(c)	(d)
P. K. Collawn	7,553	1,350	23,000	34,500	488,347	—	—	554,750
C. N. Eldred	14,435	1,350	18,000	34,500	354,477	—	1,904	424,666
R. E. Talbot	192	1,350	18,000	32,050	109,024	—	—	160,616
P. V. Apodaca	29,350	1,350	18,000	32,848	144,880	—	—	226,428
R. N. Darnell	6,203	1,261	18,000	36,878	—	65,742	—	128,084

(a) Reflects the amounts received by the NEOs under the ESA (described in the Glossary).

(b) Amounts are reflected in column (c) of the 2014 Non-Qualified Deferred Compensation table on page 53.  NEOs were required to elect, on an annual basis, between participating in the ESP II or in the After-Tax Plan (but not both within the same year).  For 2014, all NEOs except Mr. Darnell elected to participate in the ESP II Plan. The annual election encompasses current year salary deferrals and cash incentive awards earned in the current year and paid in the next year.

(c) Mr. Darnell’s amount is reflected in the Total ($) of the After-Tax Plan Company Contributions listed in the following table.

After-Tax Plan Company Contributions

Name	Matching ($)	Age-Based ($)	Supplemental ($)	Total ($)
R. N. Darnell	4,244	9,698	51,800	65,742

(d) The Company paid for an executive physical as part of the Annual Executive Physical Program.

Annual Incentive Awards

The objective of the 2014 AIP was to motivate the NEOs to achieve certain performance goals tied to the Company’s financial and operational results.  In order to ensure that awards were funded by the Company’s earnings, no awards were to be made under the 2014 AIP unless the Company achieved Incentive EPS of at least $1.42.  Maximum awards were to be made at Incentive EPS levels of $1.58 or higher.  In 2014, the Company’s Incentive EPS for the NEOs was $1.48, resulting in achievement of above target level. See the performance results noted on the Corporate Scorecard below.

The 2014 AIP plan goals were established for all NEOs in order to achieve alignment with the corporate strategy of the Company.  A more detailed description of each listed NEO’s award opportunities and performance goals under the 2014 AIP, as well as the actual awards approved in February 2015, are set forth below.

NEO Incentive Goals and Results

CORPORATE SCORECARD

Goal	Weight	Threshold 50%	Target 100%	Maximum 200%	2014 Results	Weighted Results
PNMR Incentive EPS	60% of Scorecard	≥$1.42/share	≥$1.47/share	≥$1.58/share	$1.48/share (109% of target award level)[1]	65%
Customer Satisfaction (measured by J.D. Power Customer Survey Index) (percentile)	10% of Scorecard	>39.70 percentile	>45.56 percentile	>54.35 percentile	32 percentile (0% of target award level)	0%
Customer Satisfaction (measured by Research and Polling Survey - weighted average score)	10% of Scorecard	7.27	7.40	7.60	7.40 (100% of target award level)	10%
Safety (PNMR OSHA Recordable Incident Rate)	20% of Scorecard	≤1.92	≤1.48	≤0.88	2.58 (0% of target award level)	0%
Aggregate Performance Results						75%
1 Based on linear interpolation, the $1.48/share performance results in a 109% multiplier for the Incentive EPS goal. When the 60% weighting is applied, this results in a 65% weighted score.

Under the 2014 AIP, Ms. Collawn was eligible to receive a target level award of 95% of her base salary as of January 1, 2014.  Based on Ms. Collawn’s aggregate performance results, she received an award equal to 71.25% of her base salary.

Under the 2014 AIP, Mr. Eldred was eligible to receive a target level award of 70% of his base salary as of January 1, 2014.  Based on Mr. Eldred’s aggregate performance results, he received an award equal to 52.50% of his base salary.

Under the 2014 AIP, Mr. Talbot was eligible to receive a target level award of 55% of his base salary as of January 1, 2014.  Based on Mr. Talbot’s aggregate performance results, he received an award equal to 41.25% of his base salary.

Under the 2014 AIP, Mr. Apodaca was eligible to receive a target level award of 55% of his base salary as of January 1, 2014.  Based on Mr. Apodaca’s aggregate performance results, he received an award equal to 41.25% of his base salary.

Under the 2014 AIP, Mr. Darnell was eligible to receive a target level award of 50% of his base salary as of January 1, 2014.  Based on Mr. Darnell’s aggregate performance results, he received an award equal to 37.50% of his base salary.

Long-Term Incentive Awards

2014 LTIP

Consistent with our pay for performance philosophy, 70% of the NEO’s total 2014 long-term incentive compensation opportunities are dependent upon the Company’s achievement of two performance goals (TSR and FFO/Debt Ratio) over the 2014-2016 performance period. No performance shares (shown as PS in the GPBA Table) will be earned by or paid to our NEOs if actual performance over the 2014-2016 performance period is below the threshold levels set forth in the table following.  The remaining 30% of the total 2014 long-term incentive compensation for NEOs is comprised of time-vested restricted stock rights awards awarded at the end of the performance period that vest over a three-year period. A prorated award will not be paid to an Officer who separates from service in the first half of the performance period for any reason other than a qualifying change in control termination. After the first half of the performance period, a prorated award will be paid to an Officer who separates from service due to death, disability, retirement or impaction, which will be calculated based on actual performance and the number of full months of service completed by the Officer during the performance period. In the case of a qualifying change in control termination, the performance shares vest pro rata at the end of the performance period subject to the attainment of the performance goals.

2014 LTIP TSR AND FFO/DEBT RATIO PERFORMANCE GOAL TABLE

Corporate Goal	Weight	Threshold	Target	Maximum
TSR	60%	>35th percentile	>50th percentile	>95th percentile
FFO/Debt Ratio	40%	≥17.5%	≥19.0%	≥21.0%

LTIP Awards Earned for the Performance Period 2012-2014

In 2012, the Compensation Committee approved the 2012 LTIP for the 3-year performance period of the calendar years 2012 to 2014. Information regarding the threshold, target and maximum performance targets for the 2012-2014 performance period under the 2012 LTIP for TSR (relative to the S&P 400 MidCap Utilities Index), FFO/Debt Ratio and actual 2012-2014 performance are set forth in the table following.

TSR AND FFO/DEBT RATIO ACHIEVEMENT AS OF DECEMBER 31, 2014

Corporate Goal	Weight	Threshold	Target	Maximum	2012-2014 Actual Results	Weighted Results
TSR	60%	>35th percentile	>50th percentile	>95th percentile	81st percentile (169% of target award level)	101%
FFO/Debt Ratio	40%	≥16.0%	≥16.6%	≥18.0%	19.3%	80%

The amount of performance share awards payable at threshold, target and maximum performance was set forth in the GPBA Table in the 2013 proxy statement.  In February 2015, the performance share awards for the 2012 to 2014 performance period were determined to be earned at near maximum level (181% of target) based on the above actual results for the 2012-2014 performance period.

Grants of Plan Based Awards in 2014

The following table discloses the 2014 grants of awards to our NEOs, all of which were made under the PEP:  (1) annual incentive plan award levels under the 2014 AIP (shown below as AIP); (2) the following equity awards made under the LTIP: (a) time-vested restricted stock rights awards (RSA) awarded under the 2011 LTIP at the end of the 3-year performance period, and (b) performance share award opportunity (PS) based on relative TSR and FFO/Debt Ratio performance measures over the 2014-2016 performance period of the 2014 LTIP, as well as the grant date fair value of all such equity awards.  Restricted stock rights awards vest in three equal annual installments beginning on the first anniversary of the grant date.

GRANTS OF PLAN BASED AWARDS IN 2014

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units(#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($) (1)
Name	Grant Date	Thresh- old ($)	Target ($)	Maxi- mum ($)	Thresh- old (#)	Target (#)	Maxi- mum (#)
P. K. Collawn	AIP 2/27/14	353,875	707,750	1,415,500	—	—	—	—	—	—	—
	PS 2/27/14	—	—	—	20,891	41,783	83,567	—	—	—	1,155,300
	RSA 3/5/14	—	—	—	—	—	—	14,496	—	—	349,499
C. N. Eldred	AIP 2/27/14	147,000	294,000	588,000	—	—	—	—	—	—	—
	PS 2/27/14	—	—	—	6,169	12,338	24,677	—	—	—	341,146
	RSA 3/5/14	—	—	—	—	—	—	4,807	—	—	115,897
R. E. Talbot	AIP 2/27/14	99,138	198,275	396,550	—	—	—	—	—	—	—
	PS 2/27/14	—	—	—	4,332	8,665	17,330	—	—	—	239,587
	RSA 3/5/14	—	—	—	—	—	—	3,507	—	—	84,554
P. V. Apodaca	AIP 2/27/14	84,150	168,300	336,600	—	—	—	—	—	—	—
	PS 2/27/14	—	—	—	3,473	6,946	13,893	—	—	—	192,057
	RSA 3/5/14	—	—	—	—	—	—	2,977	—	—	71,775
R. N. Darnell	AIP 2/27/14	61,800	123,600	247,200	—	—	—	—	—	—	—
	PS 2/27/14	—	—	—	2,475	4,951	9,903	—	—	—	136,895
	RSA 3/5/14	—	—	—	—	—	—	2,405	—	—	57,985
(1) Represents the grant date fair value of the equity awards, based on target performance for PS awards and actual amount of RSA awards, determined in accordance with FASB ASC Topic 718.  The assumptions used in determining the grant date fair value of stock awards are set forth in Note 13 of the Consolidated Financial Statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2014. For information about the grant date fair value assuming maximum performance of PS awards, see footnote 2 to the SCT.

Outstanding Equity Awards

The following table includes certain information about the following outstanding equity awards (as of December 31, 2014) made under the PEP to the NEOs: (1) stock options, (2) time-vested restricted stock rights that vest equally over 3 years from the grant date, (3) performance share awards granted on February 28, 2012 under the 2012 LTIP reflecting the amount of actual above target performance achieved for the 2012-2014 performance period, (4) performance share award opportunities granted on February 28, 2013 under the 2013 LTIP, assuming target performance is achieved for the 2013-2015 performance period, and granted on February 27, 2014 under the 2014 LTIP (shown as PS in the GPBA Table above), assuming maximum performance is achieved for the 2014-2016 performance period and (5) the special retention grant of 135,000 shares awarded to Ms. Collawn on February 28, 2012, assuming achievement of the performance measure, and reflecting that 35,000 shares of this grant were earned as of December 31, 2014.

OUTSTANDING EQUITY AWARDS AT 2014 YEAR-END

(a)		(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
		Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexer-cised Options (#) Unexer-cisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
		(1)		(2)			(3)	(4)	(5)	(4)
P. K. Collawn	8/17/2007	4,000	—	—	23.90	8/17/2017	—	—	—	—
	2/19/2008	24,000	—	—	13.17	2/19/2018	—	—	—	—
	8/14/2008	4,000	—	—	10.56	8/14/2018	—	—	—	—
	2/17/2009	90,000	—	—	7.98	2/17/2019	—	—	—	—
	8/5/2009	4,000	—	—	12.48	8/5/2019	—	—	—	—
	2/26/2010	38,000	—	—	12.22	2/26/2020	—	—	—	—
	3/1/2010	20,000	—	—	12.40	3/1/2020	—	—	—	—
	2/28/2012	—	—	—	—	—	78,606	2,329,096	—	—
	2/28/2012	—	—	—	—	—	35,000	1,037,050	100,000	2,963,000
	3/5/2012	—	—	—	—	—	5,264	155,972	—	—
	2/28/2013	—	—	—	—	—	—	—	39,411	1,167,748
	3/16/2013	—	—	—	—	—	9,576	283,737	—	—
	2/27/2014	—	—	—	—	—	—	—	83,567	2,476,090
	3/5/2014	—	—	—	—	—	14,496	429,516	—	—
C. N. Eldred	2/13/2006	9,338	—	—	24.06	2/13/2016	—	—	—	—
	2/16/2007	14,000	—	—	30.50	2/16/2017	—	—	—	—
	2/26/2010	16,666	—	—	12.22	2/26/2020	—	—	—	—
	2/28/2012	—	—	—	—	—	27,341	810,114	—	—
	3/5/2012	—	—	—	—	—	2,154	63,823	—	—
	2/28/2013	—	—	—	—	—	—	—	14,006	414,998
	3/16/2013	—	—	—	—	—	3,640	107,853	—	—
	2/27/2014	—	—	—	—	—	—	—	24,677	731,180
	3/5/2014	—	—	—	—	—	4,807	142,431	—	—

OUTSTANDING EQUITY AWARDS AT 2014 YEAR-END

(a)		(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
		Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexer-cised Options (#) Unexer-cisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
		(1)		(2)			(3)	(4)	(5)	(4)
R. E. Talbot	2/28/2012	—	—	—	—	—	19,769	585,755	—	—
	3/5/2012	—	—	—	—	—	1,602	47,467	—	—
	2/28/2013	—	—	—	—	—	—	—	9,019	267,233
	3/6/2013	—	—	—	—	—	2,578	76,386	—	—
	2/27/2014	—	—	—	—	—	—	—	17,330	513,488
	3/5/2014	—	—	—	—	—	3,507	103,912	—	—
P. V. Apodaca	2/26/2010	16,000	—	—	12.22	2/26/2020	—	—	—	—
	2/28/2012	—	—	—	—	—	15,105	447,561	—	—
	3/5/2012	—	—	—	—	—	1,190	35,260	—	—
	2/28/2013	—	—	—	—	—	—	—	7,730	229,040
	3/6/2013	—	—	—	—	—	2,210	65,482	—	—
	2/27/2014	—	—	—	—	—	—	—	13,893	411,650
	3/5/2014	—	—	—	—	—	2,977	88,209	—	—
R. N. Darnell	2/28/2012	—	—	—	—	—	10,401	308,182	—	—
	3/5/2012	—	—	—	—	—	1,098	32,534	—	—
	2/28/2013	—	—	—	—	—	—	—	5,456	161,661
	3/6/2013	—	—	—	—	—	1,768	52,386	—	—
	2/27/2014	—	—	—	—	—	—	—	9,903	293,426
	3/4/2014	—	—	—	—	—	2,405	71,260	—	—

(1)    The exercise price of stock options granted under the PEP is the closing market price on the NYSE on the date of the grant.  Stock options awarded under the PEP vest over a three-year period.

(2)      As of December 31, 2014, no equity incentive options have been granted under the PEP.

(3)    One share of our common stock underlies each restricted stock right and performance share. Time-vested restricted stock rights awards vest over a three-year period beginning on the grant date. Restricted stock rights shown with a grant date of March 5, 2012 vested on March 5, 2015. One-half of the restricted stock rights shown with a grant date of March 6, 2013 vested on March 6, 2015 and the remaining one-half will vest on March 6, 2016. One-third of the restricted stock rights shown with a grant date of March 5, 2014 vested on March 5, 2015 and the remaining two-thirds will vest in equal amounts on March 5, 2016 and March 5, 2017.

 (4)          Based on the closing price of $29.63 for our common stock, as quoted on the NYSE on December 31, 2014, the last trading day of fiscal year 2014.

(5)    All unvested and contingent performance share awards listed in column (i) are reflected at the maximum performance level, except that the performance shares granted on February 28, 2013 under the 2013 LTIP are reflected at target performance because, as of December 31, 2014, actual performance to date is above threshold and below target.

Option Exercises and Stock Vested Table

The following table includes certain information with respect to the NEOs’ exercise of vested stock options during 2014, as well as the vesting during 2014 of restricted stock rights held by the NEOs.  Options and restricted stock rights were awarded under the PEP.

OPTION EXERCISES AND STOCK VESTED DURING 2014

(a)	(b)	(c)	(d)	(e)
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
		(1)		(2)
P. K. Collawn	—	—	69,441	1,819,618
C. N. Eldred	26,666	497,854	27,111	710,416
R. E. Talbot	—	—	11,216	293,856
P. V. Apodaca	—	—	17,405	456,086
R. N. Darnell	—	—	9,637	252,506

(1)    Amount indicated is the aggregate dollar value realized upon the exercise of stock options based on the number of options exercised multiplied by the difference between the market price on the exercise date and the exercise price.

(2)    Amounts indicated are the aggregate dollar value realized upon the vesting of restricted stock rights awards based on the number of shares acquired on vesting multiplied by the closing price of our common stock on the vesting date, as quoted on the NYSE.

Retirement Benefits

Tax-Qualified Retirement Plans Available to all Eligible Employees

The retirement benefits under the tax-qualified plans for NEOs are the same as those available for other eligible employees of the Company.  The RSP is a 401(k) plan that allows before-tax and after-tax contributions by employees and Company-matching and age-based contributions.  The age-based contributions provide for varying contribution rates, from 3% to 10%, depending on the employee’s age, with the highest contribution rate applying to those employees who are 55 or greater.  Employees direct their own investments in the RSP.

The RSP includes a Roth 401(k) feature, which allows an employee to make post-tax contributions that do not reduce the employee’s current taxable income.  Withdrawals and other distributions from the Roth 401(k) feature are generally tax free.

Age-based contributions are made regardless of whether the employee defers compensation into the RSP.  All of the Company’s contributions to the RSP are in cash, not shares of common stock.  Employees may invest in shares of our common stock by allocating up to 20% of their respective RSP account balances into a Company stock fund, which is one of 23 investment options under the RSP.  All contributions made under the RSP vest immediately.

The RSP results in individual participant balances that reflect a combination of:  (1) the employee deferring a portion of cash compensation; (2) annual matching contributions made on behalf of the employee; (3) the age-based contributions made on behalf of the employee in an amount ranging from 3% to 10% of eligible compensation; (4) the annual contributions and deferred amounts being invested at the direction of the employee (the same investment choices are available to all employees); and (5), as in (4), the continuing reinvestment of the investment returns until the accounts are paid out.  This means that similarly situated employees, including the NEOs, may have materially different account balances because of a combination of factors including: the number of years they have participated in the RSP, the amount of money contributed, or compensation deferred, at the election of the employee from year to year and the investments chosen by the employee.  The RSP does not guarantee minimum returns or above-market returns and an employee’s returns are dependent upon actual investment results.

Non-Qualified Deferred Compensation

Non-Tax Qualified Retirement Plans

The Tax Code imposes a limitation on the amount of compensation that can be considered when determining the amount of the matching contributions and age-based contributions to the RSP.  The Tax Code also limits the maximum amount that can be contributed by any participant, employer contributions and other amounts that can be allocated to any participant’s account.

We adopted the ESP in 1998 to address these Tax Code limitations.  The ESP was a non-qualified deferred compensation plan that provided Officers with an opportunity to supplement their retirement savings and to receive the full employer contributions that would be available in the absence of the limitations imposed by the Tax Code.  We froze the ESP in December 2004 when the Compensation Committee recommended, and the Board adopted, the ESP II, a non-qualified supplemental deferred compensation plan.  Effective as of December 17, 2008, the ESP was merged into the ESP II. The ESP II runs side-by-side with the RSP.

We adopted the After-Tax Plan as an alternative non-tax qualified retirement plan, effective January 1, 2009. Effective January 1, 2014, the After-Tax Plan was amended to prohibit participants from electing participation in this plan and it will be terminated on or before June 15, 2015.

Prior to January 1, 2014, officers could have annually elected to defer eligible compensation into the ESP II or contribute such compensation to the After-Tax Plan (but not both): A participant may have made before tax deferrals to the ESP II up to 100% of eligible compensation.  For years prior to 2014, the Company made a matching credit equal to 75% of the first 6% of eligible compensation deferred. For plan years beginning on and after January 1, 2014, matching credits are limited only to a participant that has “excess compensation,” which is compensation in excess of the limit imposed by Section 401(a)(17) of the Tax Code ($260,000 in 2014) for the relevant plan year. The matching credit is in an amount equal to 75% of the participant’s supplemental deferrals, provided that the matching credit shall not exceed an amount equal to 75% of the first 6% of excess compensation. A participant shall be eligible to receive a matching credit under the ESP II only if such participant has met the service requirements necessary to receive RSP matching contributions for that plan year. Additionally, when a participant reaches the annual compensation limit under the Tax Code in the RSP, our age-based contribution continues to the ESP II Plan.

Prior to January 1, 2014, if a participant elected to participate in the After-Tax Plan rather than the ESP II, the participant could make payroll deductions, on an after-tax basis, to the After-Tax Plan up to 100% of eligible compensation (all contributions were subject to all tax and withholding requirements).  For years prior to 2014, the Company made a matching contribution equal to 75% of the first 6% of eligible compensation contributed to the After-Tax Plan as payroll deductions. For years beginning on and after January 1, 2014, matching contributions will be limited only to a participant that has “excess compensation,” which is compensation in excess of the limit imposed by Section 401(a)(17) of the Tax Code ($260,000 in 2014). The matching contribution is in an amount equal to 75% of the participant’s payroll deductions, provided that the matching contribution will not exceed an amount equal to 75% of the first 6% of excess compensation. A participant is eligible to receive a matching contribution under the After-Tax Plan only if such participant has met the service requirements necessary to receive RSP matching contributions for that plan year.  Additionally, when a participant reaches the annual compensation limit under the Tax Code in the RSP, our age-based contribution continues to the After-Tax Plan. As of January 1, 2014, the After-Tax Plan was amended to prohibit participants from electing participation in the After-Tax Plan on or after January 1, 2014. The After-Tax Plan will be terminated effective on or before June 30, 2015.

Certain participants (including the NEOs) also receive a supplemental target contribution in the ESP II.  In general, these contributions have been set to achieve competitive retirement pay replacement ratios of between 40% and 60% of pre-retirement income depending on years of service and age at retirement.  These contributions are individually scheduled, actuarially-calculated contributions designed to reach target replacement ratios at a retirement age of 65.  Additionally, the Compensation Committee may elect to make discretionary credits or discretionary contributions to the ESP II for a participant during a plan year in any amount, and on such terms and conditions, that the Compensation Committee deems appropriate.

Upon enrollment in the ESP II, participants make an election regarding the form of their distribution.  They may elect to receive a lump sum payment, installment payments, or an annuity.  For distribution elections made after December 31, 2014, the ESP II Plan distribution options will no longer include an annuity and installment payments will be limited to five or ten years.

Participants become entitled to a distribution under the ESP II upon their separation from service, death, disability, or upon a specified date elected by the participant, subject to the requirements of Section 409A of the Tax Code. Effective for amounts credited to participant accounts for plan years beginning on or after January 1, 2015, the participant specified dates distribution option is not available. Participants also may elect to have the portion of their account that is hypothetically invested in a Company stock fund distributed in shares of our common stock in lieu of cash. ESP II amounts are subject to the same vesting and investment provisions as under the RSP, with the exception of the supplemental credit account under the ESP II, which has a two-year vesting requirement that may be accelerated.  Participants’ accounts in the ESP II are unfunded obligations, including the increases and decreases based on “investment” of the balances reflected as hypothetical returns equal to the actual returns of investments designated by a participant or the Company.  Unless the participant, while employed by the Company, elects to receive all or a portion of his or her accounts on a specified date, benefits payable under the ESP II will be paid, as a general rule, within 90 days of the participant’s separation from service, death, or disability, subject to the requirements of Section 409A of the Tax Code.  Participants hypothetically invest their deferrals and employer contributions in the ESP II in the same investment options as are available under the RSP.  Participants may change their investment selections on a daily basis.  The table following shows the funds available under the RSP and their annual rate of return for the calendar year ended December 31, 2014, as reported by the administrator of the RSP.

Fund Name	Rate of Return - 2014%
American Funds Euro Pacific Growth Fund-Class R6	1.73
Vanguard Institutional Index Fund	13.65
PIMCO Total Return Institutional	5.20
PNM Resources Stock Fund	26.19
Vanguard Prime Money Market Fund Institutional Shares	0.05
Vanguard PRIMECAP Fund Admiral Shares	18.83
Vanguard Retirement Savings Trust IV	1.93
RS Partners Fund Class Y	(3.87)
Vanguard Target Retirement 2010	5.93
Vanguard Target Retirement 2015	6.56
Vanguard Target Retirement 2020	7.11
Vanguard Target Retirement 2025	7.17
Vanguard Target Retirement 2030	7.17
Vanguard Target Retirement 2035	7.24
Vanguard Target Retirement 2040	7.15
Vanguard Target Retirement 2045	7.16
Vanguard Target Retirement 2050	7.18
Vanguard Target Retirement 2055	7.19
Vanguard Target Retirement 2060	7.16
Vanguard Target Retirement Income	5.54
Vanguard Wellington Fund Investor Shares	9.82
Wells Fargo Advantage Discovery Fund Institutional	1.11
Vanguard Windsor II Fund Admiral Shares	11.26

Pursuant to the annual elections for 2014 made in October 2013, Ms. Collawn, Mr. Eldred, Mr. Talbot and Mr. Apodaca elected to participate in the ESP II and Mr. Darnell elected to participate in the After-Tax Plan.  Accounts in the After-Tax Plan are in the names of the participants and are owned by the participants. The annual election encompasses current year salary deferrals and cash incentive awards earned in the current year and paid in the next year. Thus, from time to time, a NEO may receive Company contributions under both plans. The NEO participant will own the investments, made through the After-Tax Plan, in his or her name and the Company will have no involvement with the investments as an owner, beneficiary, sponsor, or otherwise.  Accordingly, participants may transfer amounts from the accounts or may withdraw the money from the accounts at any time after a deposit is made.  Like the RSP, all contributions to the After-Tax Plan are fully vested when made.  As a general rule, there is a two year delay in the supplemental contributions to the After-Tax Plan for participants who are under the age of 55 and have less than two years of service.  In those circumstances, as an example, the supplemental contribution for 2014 to the After-Tax Plan would not be made until 2016.  In comparison, the supplemental credit to the ESP II would be made so that the participant could begin the hypothetical investing but the contribution would remain unvested during the relevant period.  Both the unvested ESP II or delayed After-Tax Plan Company supplemental contribution are subject to accelerated vesting and payment upon certain termination events discussed below under Potential Payments Upon Termination or Change in Control.

2014 NON-QUALIFIED DEFERRED COMPENSATION

(a)		(b)	(c)	(d)	(e)	(f)
Name		Executive Contributions in Last Year (2014) ($)	Company Contributions in Last Year (2014) ($)	Aggregate Earnings in Last Year (2014) ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Year End (2014) ($)
		(1)	(2)
P. K. Collawn	ESP II	53,429	488,347	449,496	—	2,659,842
C. N. Eldred	ESP II	286,750	354,477	102,619	—	1,868,643
R. E. Talbot	ESP II	73,231	109,024	51,904	—	503,523
P. V. Apodaca	ESP II	46,906	144,880	28,543	—	594,595

(1) The amounts in this column are included in the “Salary” column (c) of the SCT on page 42.

(2) The amounts in this column are included as a component of “All Other Compensation” in column (i) of the SCT and consist of the following 2014 Company contributions to the ESP II:

ESP II COMPANY CONTRIBUTIONS

Name	Matching ($)	Age-Based ($)	Supplemental ($)	Total ($)
P. K. Collawn	27,900	108,647	351,800	488,347
C. N. Eldred	19,043	43,934	291,500	354,477
R. E. Talbot	13,184	23,640	72,200 (y)	109,024
P. V. Apodaca	9,583	21,297	114,000	144,880
(y) Entire amount unvested as of December 31, 2014.

Potential Payments Upon Termination or Change in Control

The tables beginning on page 56 illustrate the amounts payable to each of the NEOs in the event of a termination of his or her employment, whether voluntary or involuntary. Also included are additional payments in connection with his or her retirement, death, disability, or involuntary termination following a change in control.  The amounts shown:  (1) assume a termination effective as of December 31, 2014, (2) are based on the closing price of our common stock on December 31, 2014, as reported on the NYSE

($29.63), and (3) are estimates of the amounts that would be paid to each NEO based upon the amounts earned through the end of 2014.  The precise amount actually due to any NEO upon his or her termination can only be determined at the time of the termination.

Payments Made Upon Termination

If a NEO’s employment terminates for any reason, he or she is entitled to receive amounts earned during his or her term of employment.  Such amounts include:  (1) base salary through the date of termination, (2) accrued but unused paid time off, (3) amounts contributed by the NEO and vested amounts contributed by the Company under the RSP, ESP II, or After-Tax Plan, and (4) stock options and restricted stock rights awards that have vested as of the termination date (unless the NEO is terminated for “cause,” in which case vested and unexercised stock options and any undelivered vested restricted stock rights or performance shares are forfeited).

Additional Payments Made Upon Retirement

In addition to the amounts described above, upon a NEO’s termination of employment because of retirement (upon the occurrence of a certain age and/or service conditions as defined in the relevant plan), all of his or her outstanding non-vested stock options granted under the PEP will immediately vest.  All of such retiring NEO’s restricted stock rights awards and a pro rata portion of his or her performance share awards, granted under the applicable LTIP, if the Officer separates from service in the second half of the performance period, and will also immediately vest subject, in the case of performance awards, to the attainment of the relevant performance goals.  As of December 31, 2014, Mr. Eldred and Mr. Apodaca are retirement eligible under the PEP.

Additional Payments Made Upon Death or Disability

In addition to the amounts described above, if a NEO dies or becomes disabled, he or she will receive payments under our basic and supplemental life, accidental death and dismemberment and disability programs that are generally available to all employees.

Severance Payments

In addition to the amounts described above, if we terminate the employment of a NEO because we eliminate his or her position, the table beginning on page 56 reflects the amounts payable under our Severance Plan.  This plan covers all non-union employees (including the NEOs) who satisfy the Severance Plan’s service requirement and whose positions are eliminated.  Members of the Officer group (which includes all NEOs) are eligible, upon signing a customary release agreement, for a lump sum severance payment equal to 14 months of base salary plus one additional week of base salary for each year of service.  The severance benefit is capped so as to not exceed the lump sum severance payment at a level equal to what an Officer would receive under the Retention Plan. Members of the Officer group also are eligible to receive reimbursement for placement assistance expenses (up to 5% of base salary), and continuation of certain insurance benefits and health care benefits for up to 12 months.  If an individual receives benefits under a Retention Plan as discussed below in the Payments Made Upon a Change in Control section, severance benefits are not available under the Severance Plan.

Payments Made Upon a Change in Control

In addition to the amounts described above (other than the severance pay), if a NEO’s employment is terminated within 24 months in connection with a change in control, either by us without cause, or by the NEO due to a constructive termination, the NEO will receive additional payments and benefits (including special severance benefits) under the Retention Plan, which covers all of the Officers, including the NEOs.  Benefits are only payable if the Officer is not retained or immediately re-employed (“double trigger”) by the successor company following a change in control and if the termination is (1) by the Company for reasons other than cause, death, or disability or (2) by the Officer due to constructive termination.  The Officer must sign a customary release agreement to receive benefits.  All Company Officers, including the NEOs, would receive the benefits provided under the Retention Plan as highlighted below. The benefits include:

•	A lump sum severance payment equal to two times current eligible compensation for the CEO, EVP and SVPs;

•	Eligible compensation includes base salary, any cash award paid as a merit increase in lieu of base salary and the average of the AIP awards for the three calendar years immediately preceding;

•	A pro rata award of the Officer’s annual incentive equal to the target award available under the applicable plan for the relevant performance period;

•
Health care, life and accidental death and dismemberment insurance benefits that are substantially similar to those received by the Officer immediately prior to termination of employment for a period of 24 months for the CEO, EVP and SVPs;

•
Senior Officers (CEO, EVP and SVPs) must sign a restrictive covenant agreement not to compete in order to participate in the Retention Plan. If an Officer signs a restricted covenant agreement, the Officer will be compensated for the period of time during which the restrictions are in effect. If the Officer does not sign the agreement in a timely manner, then the Officer(s) will not be entitled to any benefits under the Retention Plan. As of December 31, 2012, all eligible NEOs had signed the required restrictive covenant agreements. As such, the period of time covered for which a Senior Officer will be compensated, in the case of a change in control, is an amount equal to the Officer’s eligible compensation paid over a 12 month period;

•	Reimbursement of reasonable legal fees and expenses incurred as a result of termination of employment; and

•
The PEP contains a double trigger vesting following a change in control. Upon a qualifying change in control termination (which requires a termination of employment by the Company for any reason other than cause, death, disability or a termination by Officer due to constructive termination), all outstanding, unvested stock option awards, all time-vested restricted stock rights awards and a pro rata portion of any performance share awards granted under the PEP will fully vest, at the end of the performance period, subject, in the case of performance awards, to the attainment of the relevant performance goals. If the Board concludes the value of an award will be materially impaired following a change in control, then the award will fully vest immediately prior to (but contingent upon) the change in control.

The Company also sponsors certain other plans in which the NEOs participate that contain provisions that are triggered by a change in control.  These include, for example, the ESP II and After-Tax Plan, which provide that the participant will receive a pro rata amount of the annual employer contribution for the number of months of service during the year.  The LTIP also provides that each NEO will receive a pro rata award for the number of months of service during the performance period prior to the change in control event, subject, in the case of performance awards, to the attainment of the relevant performance goals.

Upon a qualifying change in control termination, all outstanding, unvested stock option awards and either all restricted stock rights awards with service-based restrictions or a pro rata portion of restricted stock rights awards with performance-based restrictions granted under the PEP will fully vest, subject, in the case of performance awards, to the attainment of the relevant performance goals.

A summary of the material provisions of the definition of “Change in Control” contained in the Retention Plan and related plans are as follows:

1.	Subject to certain exceptions, any person becomes the beneficial owner of 20% or more of the Company's common stock;
2.
During any consecutive two-year period, the following individuals cease, for any reason, to constitute a majority of the Board: (i) directors who were directors at the beginning of the two-year period and (ii) any new directors whose election by the Board or nomination for election by our shareholders was approved by a vote of at least two-thirds of the directors then still in office who either were elected at the beginning of the two-year period or whose election or nomination for election was previously so approved, but not including any such new directors designated by a person who entered into an agreement with the Company to effect a transaction described in parts 1, 3 or 4 of this definition summary;

3.
Our shareholders approve a merger or consolidation with another company, corporation, or subsidiary that is not affiliated with us immediately before the change in control, unless the merger or consolidation results in the Company's voting securities outstanding immediately before the merger or consolidation continuing to represent at least 60% of the Company's combined voting power of such surviving entity outstanding immediately after such merger or consolidation; or

4.	The adoption of a plan of complete liquidation of the Company or any agreement for the sale or disposition of all or substantially all of the Company's assets.

No change in control will be deemed to have occurred until all required regulatory approvals are obtained and the transaction that would otherwise be considered to be a change in control closes.

The following table summarizes the value of the termination payments and benefits that the NEOs would have received if he or she had terminated employment on December 31, 2014, under the circumstances shown, and based on the terms of the relevant plans as of December 31, 2014.  The table excludes amounts which are generally available to all our employees, such as (1) amounts accrued through December 31, 2014, that would be paid in the normal course of continued employment, such as accrued but unpaid salary and (2) vested account balances under the RSP.

CHANGE IN CONTROL, TERMINATION, RETIREMENT, OR IMPACTION

Benefits and Payments	Voluntary Termination by Executive ($)	Termination for Cause ($)	Disability ($)	Death ($)	Constructive or without Cause Termination due to Change in Control ($)	Retirement ($)	Impaction ($)
						(1)	(2)
P. K. Collawn
AIP (3)	—	—	530,813	530,813	530,813	—	530,813
Restricted Stock Rights (4)	—	—	869,225	869,225	869,225	—	869,225
2012-2014 Performance Shares (5)	2,329,096	—	2,329,096	2,329,096	2,329,096	—	2,329,096
2013-2015 Performance Shares (6)	—	—	685,079	685,079	685,079	—	685,079
2014-2016 Performance Shares (7)	—	—	—	—	503,466	—	—
Retention Grant (8)	—	—	1,037,050	1,037,050	1,037,050	—	—
ESP II Plan Balances	2,659,842	2,659,842	2,659,842	2,659,842	2,659,842	—	2,659,842
After-Tax Plan	—	—	—	—	—	—	—
Health and Welfare Benefits	—	—	—	—	23,647	—	4,271
Life Insurance Proceeds (12)	—	—	—	1,400,000	—	—	—
Cash Severance (9)	—	—	—	—	3,938,550	—	1,010,625
Legal Fees (10) and Outplacement Services (11)	—	—	—	—	20,000	—	38,500
Total P. K. Collawn	4,988,938	2,659,842	8,111,105	9,511,105	12,596,768	—	8,127,451
C. N. Eldred
AIP (3)	220,500	—	220,500	220,500	220,500	220,500	220,500
Restricted Stock Rights (4)	314,107	—	314,107	314,107	314,107	314,107	314,107
2012-2014 Performance Shares (5)	810,114	—	810,114	810,114	810,114	810,114	810,114
2013-2015 Performance Shares (6)	243,465	—	243,465	243,465	243,465	243,465	243,465
2014-2016 Performance Shares (7)	—	—	—	—	148,667	—	—
ESP II Plan Balances	1,868,643	1,868,643	1,868,643	1,868,643	1,868,643	1,868,643	1,868,643
After-Tax Plan	—	—	—	—	—	—	—
Health and Welfare Benefits	—	—	—	—	44,974	—	8,052
Life Insurance Proceeds (12)	—	—	—	1,400,000	—	—	—
Cash Severance (9)	—	—	—	—	2,022,660	—	585,200
Legal Fees (10) and Outplacement Services (11)	—	—	—	—	20,000	—	21,840
Total C. N. Eldred	3,456,829	1,868,643	3,456,829	4,856,829	5,693,130	3,456,829	4,071,921

CHANGE IN CONTROL, TERMINATION, RETIREMENT, OR IMPACTION

Benefits and Payments	Voluntary Termination by Executive ($)	Termination for Cause ($)	Disability ($)	Death ($)	Constructive or without Cause Termination due to Change in Control ($)	Retirement ($)	Impaction ($)
						(1)	(2)
R. E. Talbot
AIP (3)	—	—	148,706	148,706	148,706	—	148,706
Restricted Stock Rights (4)	—	—	227,765	227,765	227,765	—	227,765
2012-2014 Performance Shares (5)	585,755	—	585,755	585,755	585,755	—	585,755
2013-2015 Performance Shares (6)	—	—	156,777	156,777	156,777	—	156,777
2014-2016 Performance Shares (7)	—	—	—	—	104,409	—	—
ESP II Plan Balances	355,468	355,468	503,523	503,523	503,523	—	355,468
After-Tax Plan	—	—	—	—	—	—	—
Health and Welfare Benefits	—	—	—	—	23,463	—	11,540
Life Insurance Proceeds (12)	—	—	—	400,000	—	—	—
Cash Severance (9)	—	—	—	—	1,592,040	—	463,450
Legal Fees (10) and Outplacement Services (11)	—	—	—	—	20,000	—	18,926
Total R. E. Talbot	941,223	355,468	1,622,526	2,022,526	3,362,438	—	1,968,387
P. V. Apodaca
AIP (3)	126,225	—	126,225	126,225	126,225	126,225	126,225
Restricted Stock Rights (4)	188,951	—	188,951	188,951	188,951	188,951	188,951
2012-2014 Performance Shares (5)	447,561	—	447,561	447,561	447,561	447,561	447,561
2013-2015 Performance Shares (6)	134,370	—	134,370	134,370	134,370	134,370	134,370
2014-2016 Performance Shares (7)	—	—	—	—	83,696	—	—
ESP II Plan Balances	594,595	594,595	594,595	594,595	594,595	594,595	594,595
After-Tax Plan	—	—	—	—	—	—	—
Health and Welfare Benefits	—	—	—	—	81,530	—	11,415
Life Insurance Proceeds (12)	—	—	—	1,400,000	—	—	—
Cash Severance (9)	—	—	—	—	1,398,300	—	398,016
Legal Fees (10) and Outplacement Services (11)	—	—	—	—	20,000	—	15,759
Total P. V. Apodaca	1,491,702	594,595	1,491,702	2,891,702	3,075,228	1,491,702	1,916,892

CHANGE IN CONTROL, TERMINATION, RETIREMENT, OR IMPACTION

Benefits and Payments	Voluntary Termination by Executive ($)	Termination for Cause ($)	Disability ($)	Death ($)	Constructive or without Cause Termination due to Change in Control ($)	Retirement ($)	Impaction ($)
						(1)	(2)
R. N. Darnell
AIP (3)	—	—	92,700	92,700	92,700	—	92,700
Restricted Stock Rights (4)	—	—	156,180	156,180	156,180	—	156,180
2012-2014 Performance Shares (5)	308,182	—	308,182	308,182	308,182	—	308,182
2013-2015 Performance Shares (6)	—	—	94,841	94,841	94,841	—	94,841
2014-2016 Performance Shares (7)	—	—	—	—	59,657	—	—
ESP II Plan Balances	—	—	—	—	—	—	—
After-Tax Plan	—	—	—	—	—	—	—
Health and Welfare Benefits	—	—	—	—	35,287	—	11,441
Life Insurance Proceeds (12)	—	—	—	900,000	—	—	—
Cash Severance (9)	—	—	—	—	1,007,029	—	326,898
Legal Fees (10) and Outplacement Services (11)	—	—	—	—	20,000	—	12,607
Total R. N. Darnell	308,182	—	651,903	1,551,903	1,773,876	—	1,002,849

(1)Under the PEP, “Retirement” is defined as termination of employment and attainment of (a) age 45 and 20 years of service, (b) age 55 and 10 years of service, (c) age 59.5, or (d) any age and 30 years of service. As of December 31, 2014, Ms. Collawn, Mr. Talbot and Mr. Darnell had not attained Retirement eligibility under the PEP. Under the ESP II and the After-Tax Plan, “Normal Retirement Date” is defined as the attainment of age 62. As of December 31, 2014, Ms. Collawn, Mr. Eldred, Mr. Talbot and Mr. Darnell had not attained their Normal Retirement Date under the ESP II.

(2) “Impaction” is defined under our Severance Plan, in relevant part, as the termination of employment as a result of the Company’s elimination of an executive’s position.

(3)The amount represented is the amount payable under the 2014 AIP, as set forth in column (g) of the SCT on page 42.

(4)The amount represented is the value of all restricted stock rights that would vest under the PEP on an accelerated basis under certain termination events based on the closing market price of our common stock on December 31, 2014 ($29.63).

(5)The amounts shown are the amounts payable to our NEOs under the 2012 LTIP for the actual above target performance earned for 2012-2014 based on the applicable relative TSR and FFO/Debt Ratio performance measures. For performance shares, the number indicated assumes that the market prices upon delivery in 2015 of such performance shares, was the same as the closing price on December 31, 2014 ($29.63).

(6)The amounts shown are a pro rata portion of the amounts payable, if at all, under the 2013 LTIP assuming the current level of performance and that the market price upon delivery will be the same as the closing price on December 31, 2014 ($29.63).

(7)The amounts shown are a pro rata portion of the amounts payable, if at all, under the 2014 LTIP, upon a change in control, assuming the current level of performance and that the market price upon delivery will be the same as the closing price on December 31, 2014 ($29.63).

(8)As disclosed on page 33, in 2012, the CEO was provided a Retention Grant. Ms. Collawn must remain employed by the Company, as of the applicable vesting dates to receive the grant. She is eligible to receive a pro rata award, based on actual results at the end of the performance period in the event of death, disability and a qualifying change in control termination, as defined in the PEP. Under the terms of the Retention Grant, if Ms. Collawn’s employment were terminated as of December 31, 2014 due to death, disability, constructive or without cause termination due to a change in control and if the Company achieved the performance goals in the retention grant as of December 31, 2014, she would be entitled to receive a pro-rated award. The Company had achieved the required performance goal as of December 31, 2014. As a result, Ms. Collawn earned the 35,000 shares for accelerated vesting. The amount shown represents the accelerated vesting of the 35,000 shares assuming the market price upon delivery will be the same as the closing price on December 31, 2014 ($29.63). The remaining shares (100,000) will only be earned if the Company achieves the performance goals in the retention grant as of December 31, 2016. Assuming that the market price upon delivery will be the same as the closing price on December 31, 2014 ($29.63), the value of the Company stock provided to Ms. Collawn would be (135,000 shares less the accelerated vesting of 35,000 shares) $2,963,000 in 2017.

(9)For constructive or without cause termination due to change in control, represents (i) a lump sum severance payment equal to two times current eligible compensation and (ii) payment for a restrictive covenant agreement equal to one times eligible compensation paid over a 12 month period.

(10)The NEOs are eligible for reimbursement of reasonable legal expenses upon termination for change in control as of December 31, 2014. The amount shown in the table is a reasonable estimate of the amount that may be reimbursable.

(11)The Company will reimburse a participant for placement assistance expenses, up to a maximum of five percent (5%) of the participant’s base salary. Reimbursements pursuant to Impaction will only be for expenses incurred within nine (9) months following the participant’s separation from service.

(12) The amounts shown for life insurance proceeds consist of Officer Life and Management Life.

EQUITY COMPENSATION PLAN INFORMATON
The following table shows the total number of outstanding options and shares available for future issuances of options and all other equity awards under all of our equity compensation plans as of December 31, 2014.

EQUITY COMPENSATION PLAN INFORMATION As of December 31, 2014
	(a)	(b)	(c)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (#)	Weighted-average exercise price of outstanding options, warrants and rights ($)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (#)
Equity compensation plans approved by security holders	1,837,083(1)	20.39(1)	13,405,920(2)
Equity compensation plans not approved by security holders (ESP II) (3)	108,342	(3)	67,043
Total	1,945,425	(1)(3)	13,472,963

(1) Amount includes (a) 916,305 outstanding options, 239,954 unvested restricted stock awards and 657,808 actual and contingent performance shares (assuming maximum performance) issued under the Second Amended and Restated Omnibus Equity Plan, as amended (“2009 PEP”), (b) 4,200 outstanding options issued under the Director Retainer Plan, which expired on July 1, 2005 and (c) 18,816 unvested restricted stock awards granted under the 2014 Performance Equity Plan, which replaced the 2009 PEP on May 15, 2014.

(2) The 2014 Performance Equity Plan has a fungible design that charges the authorized pool five (5) shares for each full value award. Thus, although 13,405,920 shares of the 13,500,000 authorized shares remained available for future issuance under the current PEP, as of December 31, 2014, only 2,681,184 full value awards may be issued in the future.

(3) Under the ESP II (as referenced under the caption “Non-Tax Qualified Retirement Plans” on page 51), a participant may choose to invest his or her accounts in one or more of several hypothetical investment funds, including the PNM Resources Stock Fund, which provides for returns based on a hypothetical investment in shares of common stock of PNM Resources. A participant who chooses to invest in the PNM Resources Stock Fund may elect to settle that portion of his or her account in either common stock or cash. As reflected above in column (a), as of December 31, 2014, a total of 108,342 phantom shares of PNM Resources' common stock were allocated to participants in the ESP II. Phantom shares are not included in the weighted average exercise price calculations of column (b). A total of 257,500 shares of common stock have been registered to date by PNM Resources for issuance under the ESP II. Column (c) above reflects that, as of December 31, 2014, 67,043 registered shares remained available for future issuance and settlement of phantom shares under the ESP II.

APPENDIX A

2014 BENCHMARK DATA

The 2014 Benchmark Data is a weighted average of two comparator groups: (1) The PNMR Peer Group listed on page 36 of the 2015 proxy statement, weighted at 75% and (2) the 2013 Towers Watson U.S. Compensation Data Bank (CDB) General Industry Executive Database of similarly sized companies (companies, listed below, with revenue of $1 Billion - $3 Billion), weighted at 25%.

List of Companies Comprising the 2013 Towers Watson U.S. CDB General Industry Executive Database with Revenue of $1 Billion - $3 Billion
Barnes Group Inc. / Beam Inc. (as of May 1, 2014, Beam Suntory) / Black Box Corporation / Boise* / Boise Cascade Company / Brady Corporation / Carmeuse North America Group* / Carpenter Technology Corporation / Catalent Pharma Solutions, Inc. / Chemtura Corp / Cloud Peak Energy Inc. / Coinstar (as of July 2, 2013, Outerwall Inc.) / Columbia Sportswear Company / Convergys Corporation / Cooper-Standard Holdings Inc. / Cott Corporation / Covance Inc. / Curtiss-Wright Corporation / Cytec Industries Inc. / Day & Zimmermann / Deluxe Corporation / Dentsply International Inc. / Donaldson Company, Inc. / The E.W. Scripps Company / Engility Holdings, Inc. / EnPro Industries, Inc. / Equifax Inc. / Equity Office Management, LLC* / Environmental Systems Research Institute, Inc. (ESRI) / Esterline Technologies Corporation / Exterran Holdings, Inc. / G&K Services, Inc. / GAF Materials Corporation / Gartner, Inc. / GenCorp Inc. / General Atomics / Graco Inc. / H.B. Fuller Company / Harsco Corporation / Herman Miller, Inc. / Hexcel Corporation / HNI Corporation / HNTB Corporation / Houghton Mifflin Harcourt Company / Husky Injection Molding Systems Ltd.* / IDEXX Laboratories, Inc. / InterContinental Hotels Group PLC* / International Flavors & Fragrances Inc. / International Game Technology / Invensys Controls (as of January 17, 2014, Schneider Electric) / The Irvine Company LLC. / ITT Corporation / Kennametal Inc. / Kimco Realty Corporation / Leprino Foods Company / Lifetouch Inc. / Lincoln Electric Holdings, Inc. / Magellan Midstream Partners, L.P. / Makino Milling Machine Co., Ltd* / Martin Marietta Materials, Inc. / Mary Kay Inc. / Matthews International Corporation / Menasha Corporation / Milacron LLC / MSA Safety Incorporated / NBTY, Inc. / NewPage Holdings Inc. / Nypro, Inc. (as of July 1, 2013, Jabil Circuit, Inc.) / Omnova Solutions Inc. / Pall Corporation / Parsons Corporation / PHH Corporation / Plexus Corp. / Plum Creek Timber Company, Inc. / Polaris Industries Inc. / Polymer Group, Inc. / Polyone Corporation / Purdue Pharma L.P. / Rayonier Inc. / Regal-Beloit Corporation / Regeron Pharmaceuticals, Inc. / Revlon, Inc. / Rowan Companies plc / Sage Software* / SAS Institute / The Schwan Food Company / The Scotts Miracle-Gro Company / The Servicemaster Company / ShawCor Ltd. / Sigma-Aldrich Corporation / Snap-on Incorporated / Steelcase Inc. / Suburban Propane Partners, L.P. / TeleTech Holdings, Inc. / Teradata Corporation / Tetra Tech, Inc. / The Toro Company / Total System Services, Inc. / Tronox Limited / Tupperware Brands Corporation / Underwriters Laboratories / Ventura Foods, LLC / Vertex Pharmaceuticals Incorporated / Viad Corp / Vulcan Materials Company / W. R. Grace and Company / The Wendy’s Company / West Pharmaceutical Services, Inc. / Worthington Industries, Inc. / Xilinx Inc

* Indicates a subsidiary

A-1

N
W
E
S
40
25
CENTRAL
GOLD
SILVER
LEAD
COAL
5TH STREET
4TH STREET
3RD STREET
2ND STREET
BROADWAY
Corporate Headquarters (4th Floor)
414 SILVER S.W.
P
Parking
To Albuquerque International Sunport

Downtown Albuquerque
(map not to scale)

PNM Resources, Inc.
Annual Meeting of Shareholders

Tuesday, May 12, 2015 – 9:00 A.M. (MDT)
PNM Resources Corporate Headquarters
4th Floor - Conference Center
414 Silver Avenue, S.W.
Albuquerque, NM

Note: Valid photo identification required for attendance in person.
(See the Questions and Answers section in our proxy statement for additional voting and attendance requirements.)

PNM Resources®

*** Exercise Your *Right* to Vote ***

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on May 12, 2015.

PNM RESOURCES, INC.

PNM Resources

PNM RESOURCES, INC.
CATHY MARTINEZ-SHAREHOLDER SERVICES
CORPORATE HEADQUARTERS
ALBUQUERQUE, NM 87158-0905

M86436-P59175-Z64722

Meeting Information

Meeting Type: Annual Meeting
For holders as of: March 23, 2015
Date: May 12, 2015 **Time:** 9:00 AM MDT
Location: PNM Resources, Inc.
414 Silver Ave. SW 4th Floor
Albuquerque, New Mexico

For Directions Please Call (505) 241-2868

Please vote before the meeting. If you are unable to attend the meeting in person, you may listen to the meeting via the Internet @ www.virtualshareholdermeeting.com/pnm2015.

You are receiving this communication because you hold shares in the company named above.

This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at *www.proxyvote.com* or easily request a paper copy (see reverse side).

We encourage you to access and review all of the important information contained in the proxy materials before voting.

See the reverse side of this notice to obtain proxy materials and voting instructions.

Before You Vote

How to Access the Proxy Materials

Proxy Materials Available to VIEW or RECEIVE:

1. Notice and Proxy Statement 2. Annual Report on Form 10-K 3. Shareholder letter and Stock Performance Graph

How to View Online:

Have the information that is printed in the box marked by the arrow → XXXX XXXX XXXX XXXX (located on the following page) and visit: *www.proxyvote.com.*

How to Request and Receive a PAPER or E-MAIL Copy:

If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request:

1) *BY INTERNET*: www.proxyvote.com
2) *BY TELEPHONE*: 1-800-579-1639
3) *BY E-MAIL**: sendmaterial@proxyvote.com

* If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow → XXXX XXXX XXXX XXXX (located on the following page) in the subject line.

Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before April 28, 2015 to facilitate timely delivery.

How To Vote

Please Choose One of the Following Voting Methods

Vote In Person: Many shareholder meetings have attendance requirements including, but not limited to, the possession of a valid photo identification and an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares.

Vote By Internet:

Before The Meeting: Go to *www.proxyvote.com.* Have the information that is printed in the box marked by the arrow → XXXX XXXX XXXX XXXX (located on the following page) available and follow the instructions.

Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card.

M86437-P59175-Z64722

Voting Items

The Board of Directors recommends you vote FOR the following proposals:

1. Elect Nine Directors

   Nominees:

   01) Adelmo E. Archuleta
   02) Patricia K. Collawn
   03) E. Renae Conley
   04) Alan J. Fohrer
   05) Sidney M. Gutierrez
   06) Maureen T. Mullarkey
   07) Robert R. Nordhaus
   08) Donald K. Schwanz
   09) Bruce W. Wilkinson

M86438-P59175-Z64722

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement, Annual Report on Form 10-K, Shareholder Letter and Stock Performance Graph are available at www.proxyvote.com.

M86413-P59175-Z64722

PNM RESOURCES, INC.
Annual Meeting of Shareholders
May 12, 2015 9:00 AM MDT
This proxy is solicited by the Board of Directors

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned appoints A. E. Archuleta, E. R. Conley, D. K. Schwanz, and each or anyone of them, true and lawful attorney-in-fact and proxy for the undersigned, with full power of substitution, to represent and vote the Common Stock of the undersigned at the Annual Meeting of Shareholders of PNM Resources, Inc., to be held at PNM Resources, Inc., Corporate Headquarters - 4th Floor, 414 Silver Avenue SW, Albuquerque, NM at 9:00 a.m. Mountain Daylight Time, on May 12, 2015, and at any continuation of the meeting, if adjourned, on all matters coming before the meeting. Pursuant to the proxy statement, said proxies are directed to vote as indicated on this proxy, and otherwise in accordance with their judgment with respect to any other business that may properly come before the Annual Meeting or at any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made this proxy will be voted FOR PROPOSALS 1, 2 and 3.

To listen to the meeting via internet, please visit: www.virtualshareholdermeeting.com/pnm2015

Continued and to be signed on reverse side

PNM Resources

PNM RESOURCES, INC.
CATHY MARTINEZ-SHAREHOLDER SERVICES
CORPORATE HEADQUARTERS
ALBUQUERQUE, NM 87158-0905

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Daylight Time on May 11, 2015. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Daylight Time on May 11, 2015. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717 to be received by May 11, 2015.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M86412-P59175-Z64722 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

PNM RESOURCES, INC.

The Board of Directors recommends you vote FOR the following proposals:

	For All	Withhold All	For All Except
1. Elect Nine Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Adelmo E. Archuleta
02) Patricia K. Collawn
03) E. Renae Conley
04) Alan J. Fohrer
05) Sidney M. Gutierrez
06) Maureen T. Mullarkey
07) Robert R. Nordhaus
08) Donald K. Schwanz
09) Bruce W. Wilkinson

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement, Annual Report on Form 10-K, Shareholder Letter and Stock Performance Graph are available at www.proxyvote.com.

M86415-P59175-Z64722

PNM RESOURCES, INC.
Annual Meeting of Shareholders
May 12, 2015 9:00 AM MDT
This proxy is solicited by the Board of Directors

Voting Shares Allocated to Your Retirement Savings Plan (RSP) Account

Vote the RSP shares by Internet, phone or mail before the earlier **RSP voting deadline of May 8, 2015, at 11:59 P.M. Eastern Time.** If you do not vote, the PNM Resources' Corporate Investment Committee has instructed the RSP Trustee (record holder) to vote the RSP shares as follows ("implied directions"):

- **FOR** the election of the 9 director nominees
- **FOR** the appointment of KPMG LLP as independent public accountants for 2015
- **FOR** the compensation of named executive officers

Broadridge will tally your confidential vote and only communicate the cumulative RSP participant express timely voting results to the Trustee and the Committee so that the remaining shares may be voted in accordance with the above implied directions. The Committee will vote all RSP shares on any other matter properly raised at the Annual Meeting in accordance with its judgment. This form is only for voting the RSP shares.

To listen to the meeting via internet, please visit: www.virtualshareholdermeeting.com/pnm2015

Continued and to be signed on reverse side

PNM Resources

PNM RESOURCES, INC.
CATHY MARTINEZ-SHAREHOLDER SERVICES
CORPORATE HEADQUARTERS
ALBUQUERQUE, NM 87158-0905

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Daylight Time on May 8, 2015. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Daylight Time on May 8, 2015. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717 to be received by May 8, 2015.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M86414-P59175-Z64722 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

PNM RESOURCES, INC.

The Board of Directors recommends you vote FOR the following proposals:

	For All	Withhold All	For All Except
1. Elect Nine Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Adelmo E. Archuleta
02) Patricia K. Collawn
03) E. Renae Conley
04) Alan J. Fohrer
05) Sidney M. Gutierrez
06) Maureen T. Mullarkey
07) Robert R. Nordhaus
08) Donald K. Schwanz
09) Bruce W. Wilkinson

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

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